UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMERICAN COASTAL INSURANCE CORPORATION

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AMERICAN COASTAL INSURANCE CORPORATION

570 Carillon Parkway, Suite 100

St. Petersburg, FL 33716

April 1, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of American Coastal Insurance Corporation ("ACIC", the "Company", "us", "our", and "we"), which will be held online at www.virtualshareholdermeeting.com/ACIC2026 at 1:00 p.m. Eastern Time on Tuesday, May 26, 2026 via live audio webcast. The meeting will only be conducted via a live webcast. Even though our meeting is being held virtually, stockholders will still have the ability to participate in, hear and ask questions during our meeting.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement. Our 2025 annual report, which we are making available to you along with the proxy statement, contains information about us and our performance.

Kind regards,

/s/ B. Bradford Martz

B. Bradford Martz

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2026

WE HEREBY GIVE NOTICE that the 2026 Annual Meeting of Stockholders ("Annual Meeting") of American Coastal Insurance Corporation will be held online at www.virtualshareholdermeeting.com/ACIC2026 at 1:00 p.m., Eastern Time, on Tuesday, May 26, 2026, via live audio webcast, for the following purposes:

1.
To elect Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Patrick F. Maroney, and Deirdre A. Brown to serve as Class B directors of our Board of Directors until our 2028 annual meeting of stockholders;
2.
To ratify the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board of Directors ("Board") recommends that our stockholders vote FOR the election of each of the Class B director nominees named above, and FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Holders of shares of our common stock at the close of business on March 27, 2026 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be made available for the examination of any stockholder for any purpose germane to the meeting for ten days prior to the Annual Meeting by email request to InvestorRelations@amcoastal.com.

We cordially invite you to electronically attend the Annual Meeting. This year's virtual meeting will be held via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit questions during the meeting from any remote location that has Internet connectivity by visiting www.virtualshareholdermeeting.com/ACIC2026.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the accompanying proxy statement, please vote at your earliest convenience by Internet or by mailing your completed proxy card. Instructions regarding the voting methods are described in the accompanying proxy statement.

Dated:	April 1, 2026	By order of the Board,

/s/ Brooke Adler
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2026.

To access our Proxy Statement for the 2026 Annual Meeting of

Stockholders and our 2025 Annual Report, please visit

http://www.proxyvote.com

AMERICAN COASTAL INSURANCE CORPORATION

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

CONCERNING THE ANNUAL MEETING AND VOTING

You are invited to attend ACIC's Annual Meeting. This proxy statement ("Proxy Statement") contains information about the Annual Meeting, including meeting logistics, matters up for vote, how to vote and answers to other frequently asked questions. The Notice of Annual Meeting of Stockholders is first being mailed to stockholders on or about April 16, 2026. The Notice provides stockholders with instructions on how to access the proxy materials online or request a paper or email copy, the proposals to be voted on at the Annual Meeting of Stockholders and instructions on how to vote.

MEETING INFORMATION	AGENDA
DATE	Elect the 5 Class B director nominees named in this Proxy Statement
May 26, 2026
Your Board recommends a vote FOR each Class B director nominee

TIME	read more on page 7
1:00 p.m. Eastern Time
Ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal 2026

LOCATION	Your Board recommends a vote FOR this proposal
Virtually via live webcast at	read more on page 17
www.virtualshareholdermeeting.com/ACIC2026

ATTENDING THE WEBCAST
To attend our virtual Annual Meeting and vote during the live webcast, please follow the instructions described in this Proxy Statement in the section entitled Attendance.

CONTACTING THE COMPANY

Unless otherwise noted in the Proxy Statement, requests for documents and/or information, submissions of proposals or nominations, proxy revocations or other official communications should be submitted in writing to the following address:

American Coastal Insurance Corporation 570 Carillon Parkway, Suite 100 St. Petersburg, Florida 33716 Attention: Corporate Secretary

VIRTUAL ANNUAL MEETING FAQs

May stockholders ask questions at the virtual Annual Meeting?

Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and meeting matters, in accordance with the Annual Meeting's Rules of Conduct, as time permits.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting.

VOTING FAQs

Who is soliciting my proxy?

Our Board is soliciting the proxy accompanying this Proxy Statement. We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional information we furnish to our stockholders. We may solicit proxies through the mail, or our directors, executive officers and other employees may solicit proxies in person or by telephone. We will not pay any additional compensation to our directors, executive officers or other employees for their services with regard to proxy solicitation. We will also request brokers, banks and other holders of record to forward proxy materials, at our expense, to the beneficial owners of our shares. We have not engaged a proxy solicitor in connection with the Annual Meeting.

Who can vote?

Our Board has fixed the record date for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting as the close of business on March 27, 2026 (the "Record Date"). As of the Record Date, there were 48,342,811 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each of the matters to be voted on at the Annual Meeting.

How do I vote?

If you are a stockholder of record, you may vote as follows:

•
By Internet: You may vote via the Internet, by following the instructions on your proxy card. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.
•
By mail: You may vote by mail by marking, dating and signing your proxy card and returning it in the pre-paid envelope provided. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.
•
By phone: Use any touch-tone telephone to transmit your voting instructions, by following the instruction on your proxy card. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.

If you hold your shares beneficially in “street name,” through a broker, bank or other nominee, you may vote by following the instructions provided with the proxy materials.

Can I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before the vote at our Annual Meeting by submitting written notice as described above under Contacting the Company, by delivering a proxy bearing a later date prior to the Annual Meeting or by attending the Annual Meeting and voting via the live webcast. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or other nominee to revoke your proxy.

How many votes must be present to hold the Annual Meeting?

The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present via live webcast or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or other nominee, holding shares for a beneficial owner, does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If their clients do not provide voting instructions, brokers may not vote on behalf of their clients with respect to the election of directors (Proposal One). Brokers have discretionary voting power with respect to the ratification of the appointment of Deloitte as our independent registered accounting firm for the fiscal year ending December 31, 2026 (Proposal Two).

What is the required vote for each proposal?

Proposal One (Election of Directors): The nominees for Class B directors named in this Proxy Statement will be elected by a majority of the votes cast with respect to such director nominee's election. In 2019, the Company amended and restated its bylaws (the "Bylaws") to, among other things, provide for the election of directors by a majority of the votes cast, except in the case of contested elections. A "majority of votes cast" means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee's election. Abstentions will not affect the outcome of the vote on Proposal One. Your broker is not permitted to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal One.

Proposal Two (Ratification of the Appointment of our Independent Registered Public Accounting Firm): The appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 will be ratified if approved by the holders of a majority of common stock present at the Annual Meeting or represented by proxy, and entitled to vote at the Annual Meeting. Accordingly, Proposal Two will be approved if the number of “for” votes cast on Proposal Two exceeds the number of “against” and “abstain” votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of Deloitte. Brokers will have discretionary authority to vote on Proposal Two.

Even if stockholders ratify the appointment of Deloitte, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and, thus, in our stockholders’ best interest.

What is the Board’s voting recommendation?

The Board recommends a vote FOR the election of each of the Class B director nominees named in this Proxy Statement (Proposal One), and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2026 (Proposal Two).

Are there any other matters to be presented at the Annual Meeting?

The Company does not know of any other matters to be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration and you authorize a proxy to vote your shares, the persons named in the proxy will have the discretion to vote on those matters for you in accordance with their best judgment.

What happens if I sign and return a blank proxy card or voting instruction card?

If you are a stockholder of record and you properly mark, date, sign and return a proxy card or use Internet voting procedures, as applicable, to authorize the named proxies to vote your shares, and your proxy card or other proxy authorization is received by the Company in time to be voted at the Annual Meeting, it will be voted as specified, unless it is properly revoked prior to the Annual Meeting.

If you are a stockholder of record and you date, sign and return a proxy card without giving specific voting instructions, your shares will be voted:

•
“FOR” the election of each of the five Class B director nominees named in this Proxy Statement; and
•
"FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2026;

If you hold your shares in street name via a broker, bank, or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by dating, signing and returning a blank voting instruction card), your shares:

•
Will be voted in accordance with the broker’s discretion on “routine” matters, which includes only Proposal Two; and
•
Will not be counted in connection with Proposal One.

INSPECTOR OF ELECTIONS AND STOCKHOLDER LIST

We have appointed an Inspector of Elections for our Annual Meeting who will tabulate all of the votes at our Annual Meeting. For a period of ten (10) days prior to the Annual Meeting, any stockholder may send a request via email to InvestorRelations@amcoastal.com to examine a list of our stockholders of record entitled to vote at our Annual Meeting for any purpose germane to the meeting.

NOTICE AND ACCESS

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the Company’s proxy materials by visiting www.proxyvote.com. If you own shares of our common stock indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of shares of our common stock in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the shares of our common stock.

ATTENDANCE

All stockholders as of the close of business on the Record Date, or their duly appointed proxy holders, may attend our virtual Annual Meeting.

To be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/ACIC2026, you must enter the 16-digit control number that can be found on your proxy card. Online access to the Annual Meeting will open at 12:45 p.m. Eastern Time on May 26, 2026 to allow time for stockholders to become familiar with the virtual platform and address any technical difficulties prior to the start of the live audio webcast of the Annual Meeting.

The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time on May 26, 2026. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

The Board oversees and monitors our management in the interest and for the benefit of our stockholders. We have posted our Corporate Governance Guidelines on our website at investors.amcoastal.com, under the "Governance Documents" tab. In addition to our Corporate Governance Guidelines, the Company has adopted a Code of Conduct and Ethics, which is applicable to our directors, officers and employees. The Code of Conduct and Ethics is also posted under the "Governance Documents" tab of our website at investors.amcoastal.com. Although the information contained on or connected to our website is not part of this Proxy Statement, you can view additional information on our website, such as the reports that we file with the Securities and Exchange Commission ("SEC"). Copies of these documents may also be obtained free of charge by contacting the Company.

Our Board is currently comprised of nine directors, divided into two classes. In accordance with our Certificate of Incorporation, each class of directors is elected for a two-year term. The term of office for our Class B directors will expire at our Annual Meeting. The term of office for our Class A directors will expire at our 2027 annual meeting of stockholders.

The following table provides information regarding each of our current directors:

	AGE	POSITION	CURRENT TERM EXPIRES	DIRECTOR SINCE
CLASS A
R. Daniel Peed	63	Executive Chairman of the Board	2027	2017
Gregory C. Branch	78	Chairman Emeritus	2027	2008
Michael R. Hogan	76	Director	2027	2017
Kent G. Whittemore	78	Director	2027	2008

CLASS B
Alec L. Poitevint, II	78	Lead Director	2026	2008
Kern M. Davis, M.D.	71	Director	2026	2012
William H. Hood, III	65	Director	2026	2012
Sherrill W. Hudson	83	Director	2026	2013
Patrick F. Maroney	76	Director	2026	2017

Our Company remains committed to promoting diversity and inclusion throughout our organization, including the Board of Directors. The Board is committed to increasing its diversity and realizes the potential benefits from new perspectives that could be gained through diversity within the Board’s ranks, provided we can locate willing, qualified candidates.

INSIDER TRADING POLICY

We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as an exhibit to our Form 10-K for the year ended December 31, 2025.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Board has nominated as Class B directors, for re-election at the Annual Meeting, Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Patrick F. Maroney. Our Board has also nominated Deirdre A. Brown for election at the Annual Meeting. Each director nominee elected as a Class B director at our Annual Meeting will serve a two-year term until his or her successor is elected and qualified at our 2028 annual meeting of stockholders or until his earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of each of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Patrick F. Maroney and Deirdre A. Brown as Class B directors. All of these nominees have agreed to serve if elected and have consented to being named in this Proxy Statement. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Our Bylaws provide that, in an uncontested election whereby the number of nominees for director does not exceed the number of directors to be elected, directors will be elected by a majority of votes cast (rather than by a plurality vote). A majority of the votes cast means that each director nominee must receive more votes "for" his or her election than votes "against" his or her election in order to be elected. Our Corporate Governance Guidelines require an incumbent director who receives less than a majority of the votes cast to tender his or her resignation. The Nominating and Corporate Governance Committee will then consider, and recommend to the Board, whether to accept or reject the resignation. The Board will then consider such recommendation and publicly announce its decision regarding the tendered resignation within 120 days after the date the applicable election results are certified.

RECOMMENDATION OF THE BOARD

Our Board unanimously recommends that you vote FOR the election of each of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Patrick F. Maroney, and Deirdre A. Brown as Class B directors, each to serve a two-year term ending on the date of the 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Four of the nominees are currently directors of the Company, while Deirdre A. Brown will be newly elected. The Board's recommendation is based on the extent of each candidate's demonstrated excellence and success in his or her chosen career and the specific skills the candidate adds to the Board, as further described below.

CLASS B DIRECTOR NOMINEES

ALEC L. POITEVINT, II

LEAD DIRECTOR

AGE: 78

DIRECTOR SINCE: 2008

Alec L. Poitevint, II has served as a member of our Board since September 2008, and prior to that served as a director of our predecessor company, UIH, from 2001 to 2008. Mr. Poitevint has served as Chairman and President of Southeastern Minerals, Inc. ("Southeastern Minerals") and its affiliated companies, headquartered in Bainbridge, Georgia, since 1981. Southeastern Minerals manufactures and distributes mineral ingredients. He joined Southeastern Minerals in 1970. Mr. Poitevint previously served as a director (from 1989 to 2010), Vice Chairman (from 1994 to 2010), and President (2006) of First Port City Bank of Bainbridge. Mr. Poitevint served as a director of Agri-Nutrition/Virbac Corporation from 1996 to 2006, and at various times during his tenure he held the positions of Chairman of the Board and Chairman of the Audit Committee. Mr. Poitevint has also served as the Chairman of American Feed Industry Insurance Company since 2002 and is the former

Chairman of the American Feed Industry Association and National Feed Ingredients Association. Mr. Poitevint served on the Republican National Committee ("RNC") as Committeeman or Chairman for Georgia from 1989 to 2012 and served as RNC Treasurer from 1997 to 2001. Mr. Poitevint graduated from the University of Georgia, with a B.A. in Economics.

Our Board selected Mr. Poitevint to serve on our Board based upon his experience in the insurance industry and his diverse management experience.

KERN M. DAVIS, M.D., NACD.DC

DIRECTOR

AGE: 71

DIRECTOR SINCE: 2012

Kern M. Davis, M.D., NACD.DC, is National Association of Corporate Directors ("NACD") Directorship CertifiedTM and has served as a member of our Board since March 2012. Dr. Davis is an original investor of our predecessor company, UIH, and served as a director of UIH from 2006 to 2008. Dr. Davis earned a B.A. in Chemistry from the University of Florida in 1976, and a medical degree from the University of South Florida in 1980. He completed his medical residency at the University of Florida in 1985. In 1985, Dr. Davis joined Pathology Associates, P.A., an anatomic and clinical pathology professional services firm, and has served as its President since 1992. In 1993, Dr. Davis became a medical director for St. Anthony’s Hospital Laboratory, and currently holds this position. Dr. Davis received an MBA from the University of South Florida in 1993.

Our Board selected Dr. Davis to serve on our Board based upon his prior experience with UIH and his educational and professional business experience.

WILLIAM H. HOOD, III

DIRECTOR

AGE: 65

DIRECTOR SINCE: 2012

William H. Hood, III has served as a member of our Board since March 2012 and, prior to that, served as a director of our predecessor company, UIH, from 2000 to 2008. Mr. Hood has over 30 years of business experience in numerous industries, including company start-ups, operations, sales/marketing and problem solving. In 1984, Mr. Hood formed Special Data Processing Corporation, a national partnership marketing company, and served as its Chief Executive Officer ("CEO") and Chairman from 1984 to 2006. Mr. Hood sold the company in 1999 to a private equity firm, and he continued to manage the company until he retired in 2006. Mr. Hood is Manager of Hall Capital Holdings LLC which manages his investments and entrepreneurial interests.

Our Board selected Mr. Hood to serve on our Board based upon his prior experience with UIH and his entrepreneurial experience in building and forming a national marketing company.

PATRICK F. MARONEY

DIRECTOR

AGE: 76

DIRECTOR SINCE: 2017

Patrick F. Maroney has served as a member of our Board since April 2017. Mr. Maroney has served on the board of directors of AmCoastal since October 2015, and on the Board of the Academy of the National Alliance for Insurance Education and Research from 2013 to February 2019. Mr. Maroney was a professor in the Department of Risk Management and Insurance at Florida State University from 1981 to 2013. Upon retirement in 2013, he was awarded the title of Professor Emeritus at Florida State University College of Business, a title he continues to hold. He previously served as the Director of the Florida

Catastrophic Storm Risk Management Center at the College of Business from 2008 through 2013. Mr. Maroney has a B.S. in risk management and insurance from Florida State University and a J.D. from the University of Florida.

Mr. Maroney brings to our Board his significant experience as an insurance attorney as well as his significant experience in management and the insurance industry.

DEIRDRE A. BROWN

DIRECTOR NOMINEE

AGE: 65

Deirdre A. Brown has served as a Director of our subsidiary, American Coastal Insurance Company, since 2024 and is the Chair of the Risk Management Committee. Ms. Brown is a Certified Public Accountant with more than three decades of experience in accounting, internal audit, regulatory affairs, and corporate strategy. Her early career included positions in public accounting and internal audit roles with the Pinellas County Clerk of the Circuit Court.

At TECO Energy, Inc. (formerly NYS: TEC), she held multiple senior leadership positions, including Senior Vice President of Corporate Strategy, Chief Integration Officer, Chief Ethics and Compliance Officer, and Vice President of Regulatory and Customer Service. Ms. Brown's responsibilities at TECO included oversight of financial, regulatory, audit, and compliance functions, including directing the internal auditing function during her tenure as Director of Audit Services.

Ms. Brown has served on the boards of several nonprofit organizations, including Junior Achievement of Tampa Bay, Women Executive Leadership—where she served as financial director—The Helen Gordon Davis Centre for Women, and Big Brothers Big Sisters Association of Florida.

Ms. Brown holds a B.S. in Accounting from Florida State University, an M.B.A. (Summa Cum Laude) from the University of South Florida, and completed the Harvard Business School Advanced Management Program.

Our Board selected Ms. Brown to serve on our Board based upon her professional background in auditing and financial reporting and diverse business experience. Ms. Brown will serve as our Audit Committee's financial expert and chair.

CLASS A DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2027 ANNUAL MEETING

R. DANIEL PEED

EXECUTIVE CHAIRMAN OF THE BOARD

AGE: 63

DIRECTOR SINCE: 2017

R. Daniel Peed is the Executive Chairman of the Board. Previously, Mr. Peed served as our Chief Executive Officer and Chairman of the Board from July 2020 through February 2025. Mr. Peed has been a member of our Board since April 2017 and also held the position of Vice Chairman. Mr. Peed served on the board of American Coastal Insurance Company ("AmCoastal"), our wholly-owned subsidiary which was acquired as part of our acquisition of AmCo Holding Company (the "AmCo Merger"), from 2007 to 2017, and most recently served as Non-Executive Vice Chairman of AmRisc, LLC (formerly known as "CRC Insurance Services, Inc.") ("AmRisc"), the managing general agent of AmCoastal through December 31, 2019. Previously, Mr. Peed served as the President and Chief Executive Officer of AmRisc from December 2000 to December 2018. From 1991 to 2000, Mr. Peed served as a senior vice president of SOREMA North America Reinsurance Company, Fulcrum Insurance. In addition, from 1985 to 1991, Mr. Peed was a supervisor at Factory Mutual Engineering Association. Mr. Peed holds a B.S. in petroleum engineering from Texas A&M University and an M.B.A. with a concentration in insurance from the University of North Texas. In addition, Mr. Peed has the Chartered Property & Casualty Underwriter ("CPCU") and Associate in Reinsurance ("ARe") designations and a Professional Engineering designation in Fire Protection.

Mr. Peed brings to our Board his significant experience in management and the insurance industry.

GREGORY C. BRANCH

CHAIRMAN EMERITUS

AGE: 78

DIRECTOR SINCE: 2008

Gregory C. Branch has served as the Chairman Emeritus of the Board since July 2020. Previously, Mr. Branch served as the Chairman of the Board from September 2008 to June 2020 and, prior to that, served as the Chairman and Chief Executive Officer of our predecessor company, United Insurance Holdings, L.C. ("UIH"), from its inception in 1999 to 2008. Mr. Branch has served as the Chairman, President and owner of Branch Properties, Inc., a manufacturer and distributor of equine feed, since 1986. From 1994 to 1998, Mr. Branch served as Chairman of Summit Holding Southeast, Inc., an insurance holding company that completed its initial public offering in 1997 and was acquired by Liberty Mutual in 1998. Mr. Branch has served as a director of Prime Holdings, Inc. since 2001 and of Raffles Insurance Company since 2003. Mr. Branch was the founding Chairman of Sunz Insurance Holding, a Florida workers compensation company that was sold in 2008. Mr. Branch was a founding member and former Chairman of, and remains a director of, American Feed Industry Insurance Company RRG. Mr. Branch operated as an underwriting member of Lloyd’s of London from 1986 to 2004. Mr. Branch graduated from the University of Florida with a B.S. in Agriculture Economics and served at the rank of Captain in the U.S. Army.

Our Board selected Mr. Branch to serve on our Board based upon his substantial experience in the insurance industry and his broad entrepreneurial skills obtained by owning his own business.

MICHAEL R. HOGAN

DIRECTOR

AGE: 76

DIRECTOR SINCE: 2017

Michael R. Hogan has served as a member of our Board since April 2017. Mr. Hogan served on the board of directors of AmCoastal from 2015 to 2024. From 1994 to 1999, Mr. Hogan served on the national agency advisory board of The Travelers Insurance Company. In addition, from 2003 to 2008, Mr. Hogan served on the board of directors of The South Financial Corporation. Mr. Hogan has over 45 years of experience as an independent insurance agent, specializing in wind, flood and earthquake insurance as the President and owner of Puckett, Sheets, and Hogan Insurance, which received a national Best Practices Award in 2006. Mr. Hogan graduated from Furman University in 1972 with a B.A. in business and economics.

Mr. Hogan brings to our Board his significant experience in management and the insurance industry.

KENT G. WHITTEMORE

DIRECTOR

AGE: 78

DIRECTOR SINCE: 2008

Kent G. Whittemore has served as a member of our Board since September 2008 and, prior to that, served as a director of our predecessor company, UIH, from 2001 to 2008. Mr. Whittemore has served as the President of, and is a shareholder of, The Whittemore Law Group, P.A., a law firm located in St. Petersburg, Florida that he co-founded in 1987. On January 1, 2023, he became Senior Counsel at the St. Petersburg law firm of Englander Fischer. His legal practice primarily focuses on personal injury, insurance litigation, and business and real estate litigation. Mr. Whittemore served as President of the St. Petersburg Bar Association from 1996 to 1997, and served as President of the Tampa Bay Trial Lawyers Association from 2003 to 2004. Mr. Whittemore formerly served as a director of the Southern Trial Lawyers Association and formerly served as a director of the Academy of Florida Trial Lawyers. He also served on St. Petersburg’s Charter Review Commission. Mr. Whittemore received a B.S. in Business Administration from the University of Florida and a J.D. from Stetson College of Law.

Our Board selected Mr. Whittemore to serve on our Board based upon his insurance industry experience and his legal expertise.

DIRECTOR INDEPENDENCE

The following table shows the directors who are considered independent in accordance with Nasdaq rules as well as their committee assignments:

COMMITTEES
INDEPENDENT DIRECTORS	AUDIT	COMPENSATION AND BENEFITS	NOMINATING AND CORPORATE GOVERNANCE	INVESTMENT
Branch
Brown(1)	✓*	✓
Davis	✓		✓*
Hogan			✓
Hood				✓
Hudson	✓*	✓
Maroney	✓			✓
Poitevint		✓		✓*
Whittemore		✓*	✓

(1) Reflects the committees and capacity in which Ms. Brown will serve if elected.

*Committee Chair

The Board considered all relevant facts and circumstances in assessing director independence. As described below, our Board has an Audit Committee, a Compensation and Benefits Committee, a Nominating and Corporate Governance Committee and an Investment Committee. All of the members of all of these committees qualify as independent directors. In addition, all of the committee members qualify as independent directors under the independence standards specific to their committees.

BOARD LEADERSHIP STRUCTURE

Our Board has an Executive Chairman. The Executive Chairman, R. Daniel Peed, sets the agendas for and presides over the Board meetings.

Our Board also has a Lead Director, Alec L. Poitevint II, who was appointed by the independent directors. The Lead Director provides additional leadership and organization in meetings of independent directors separate and apart from management and non-independent directors, including leading the executive sessions of independent directors. In the event of Mr. Poitevint's incapacity, unavailability or absence, the chair of the Nominating and Corporate Governance Committee would serve as the Lead Director until the independent directors selected a new Lead Director.

The Board believes that this leadership structure is appropriate for our Company at this time because it allows for non-executive oversight of management, increases management accountability and encourages an objective evaluation of management's performance.

BOARD'S ROLE IN RISK MANAGEMENT AND OVERSIGHT

The Board reviews and approves the Company's strategic plan as presented by management and monitors our performance throughout the year against the plan.

The Board regularly devotes time during its meetings to review and discuss the most significant risks we face and management’s processes for identifying, prioritizing, and responding to those risks. During these discussions, our President and CEO and our Chief Financial Officer ("CFO") present management’s processes for the assessment of risks, a description of the most significant risks we face and any mitigating factors, plans or policies in place to address those risks. The Board also reviews and approves the Company's cybersecurity program. The Board receives an assessment of cybersecurity risks and the status of procedures to address these risks. The Board also delegates certain of its risk oversight responsibilities to its committees.

The Audit Committee bears responsibility for oversight of our policies with respect to risk assessment and risk management. The Audit Committee members analyze major financial risk exposures which we face and the steps we have taken to monitor and control such exposures. The Audit Committee also oversees our compliance with legal and regulatory requirements, areas which generate many of the most significant risks we face.

The Compensation and Benefits Committee reviews our compensation structure, policies and practices to determine whether incentive compensation arrangements would be reasonably likely to have a material adverse effect on the Company and considers safeguards against incentives to take excessive risks. The Compensation and Benefits Committee reports these risks to the Board.

The Nominating and Corporate Governance Committee is responsible for considering and addressing risks relating to CEO succession planning and the director nomination and appointment process.

The Investment Committee bears responsibility for oversight of policy decisions about risk aggregation and minimization, including credit risk. The Investment Committee is also responsible for oversight of the capital structure and financing arrangements in support of our plans to ensure consistency with our risk tolerances and oversight of management's investment of our assets.

MEETINGS AND MEETING ATTENDANCE

Our Board held four meetings during 2025. Each of our directors attended all meetings of the Board. 97% of Committee meetings were attended by all directors for the Board committees on which they served for the periods in which they served during 2025. We do not have a formal policy with respect to director attendance at annual meetings of stockholders; however, we encourage all of our directors to attend such meetings. Six of our Board members attended our 2025 annual meeting of stockholders.

COMMUNICATION WITH DIRECTORS

Stockholders may contact an individual director, our Board as a group, our independent directors as a group or a specified Board committee by sending correspondence addressed to our Corporate Secretary to the address listed in the subsection entitled Contacting the Company or to InvestorRelations@amcoastal.com. Each communication should specify the applicable addressee or addressees to which the communication is directed, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments as applicable. We generally will not forward to our directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic or is a request for general information.

BOARD COMMITTEES

AUDIT COMMITTEE. Our Audit Committee consists of Mr. Hudson (Chair), Dr. Davis and Mr. Maroney. Our Board has determined that Mr. Hudson is an "audit committee financial expert" as defined by SEC rules. All members of our Audit Committee are “independent” under both the general independence standards and the audit committee independence standards set forth in the Nasdaq rules.

Our Audit Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com, under the "Governance Documents" tab.

Our Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Our Audit Committee’s role includes overseeing:

•
our accounting and financial reporting processes and the audit of financial statements,
•
the integrity of our financial statements,
•
our compliance with legal and regulatory requirements,
•
the independent auditor’s qualifications and independence,
•
the performance of our independent auditors,
•
our business practices and ethical standards and
•
our risk assessment and risk management policies.

Our Audit Committee met nine times during 2025.

COMPENSATION AND BENEFITS COMMITTEE. Our Compensation and Benefits Committee consists of Mr. Whittemore (Chair), Mr. Hudson and Mr. Poitevint.

All members of our Compensation and Benefits Committee are "independent" under both the general independence standards and the compensation committee independence standards set forth in the Nasdaq rules.

Our Compensation and Benefits Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com under the "Governance Documents" tab.

Our Compensation and Benefits Committee assists our Board in its oversight of employee compensation, benefit plans and employee stock programs and the compensation of our senior management. Our Compensation and Benefits Committee’s responsibilities include the following:

•
oversee our overall compensation structure, policies and programs,
•
review and administer our Company’s equity and incentive-based compensation plans that require approval from our Board,
•
review and approve (i) compensation programs and (ii) corporate goals and objectives relevant to the compensation of our senior management,

•
oversee the evaluation of the other executive officers and set the compensation of other executive officers after considering the recommendation of the CEO and President,
•
review and recommend employment agreements and severance and change of control arrangements for our executive officers,
•
assist the Board in reviewing and preparing the Compensation Discussion and Analysis,
•
assist the Board in reviewing the outcome of stockholder votes on say on pay and the frequency of say on pay,
•
review and approve compensation for members of the Board, and
•
periodically assess the risks associated with our compensation policies and practices.

As it deems appropriate, our Compensation and Benefits Committee may establish and delegate authority to subcommittees. The Compensation and Benefits Committee, to the extent permitted by applicable law, may also delegate to one or more executives of ACIC the authority, within guidelines set by the Compensation and Benefits Committee, to approve equity compensation awards under established equity plans of the Company to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation and Benefits Committee may also delegate non-discretionary administrative authority under Company compensation and benefit plans consistent with any limitations specified in the applicable plans.

Our Compensation and Benefits Committee met four times during 2025.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Our Nominating and Corporate Governance Committee consists of Dr. Davis (Chair), Mr. Hogan and Mr. Whittemore. All members of our Nominating and Corporate Governance Committee are "independent" under the general independence standards set forth in the Nasdaq rules.

Our Nominating and Corporate Governance Committee operates under a formal written charter that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com under the "Governance Documents" tab.

Our Nominating and Corporate Governance Committee assists our Board by, among other things:

•
identifying and recommending to the Board qualified individuals to become directors,
•
reviewing the independence of our Board members,
•
determining membership of Board committees,
•
recommending changes to our Corporate Governance Guidelines and other governing instruments,
•
overseeing annual self-evaluations by our Board and committees,
•
reporting annually to our Board regarding the CEO succession plan, and
•
overseeing risk management related to corporate governance and CEO succession.

As noted above, the Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board and each of its committees. These self-evaluations are designed to assess whether the Board or the respective committee is functioning effectively and to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. Once completed, the results of the self-evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees.

Our Nominating and Corporate Governance Committee met four times during 2025.

INVESTMENT COMMITTEE. Our Investment Committee consists of Mr. Poitevint (Chair), Mr. Hood and Mr. Maroney. All members of our Investment Committee are "independent" under the general independence standards set forth in the Nasdaq rules.

Our Investment Committee operates under a formal written charter that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com under the "Governance Documents" tab.

Our Investment Committee assists our Board with the oversight of the Company’s investment policies and guidelines through the following activities:

•
reviewing and approving policies and guidelines governing the Company’s investment portfolio and monitoring compliance with those policies,
•
reviewing and approving periodically any investment benchmarks or other measurement devices employed by the Company to monitor the performance of our investment portfolio,
•
monitoring the performance of our investment advisers and retaining and terminating such advisers as it deems appropriate, and
•
overseeing investment risk management exposure and guidelines.

Our Investment Committee met twelve times during 2025.

SELECTION OF DIRECTOR NOMINEES

Our Board selects the director nominees to stand for election at our annual stockholder meetings and to fill vacancies occurring on our Board based on the recommendations of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee selects nominees for directors on the basis of experience, integrity, skills, the ability to make independent analytical inquiries, an understanding of our business environment and the willingness to devote adequate time to Board duties, all within the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of our directors discussed above, we highly value the collective business experience and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

Our Nominating and Corporate Governance Committee may consider current members of our Board for re-election unless they have notified our Board that they do not wish to stand for re-election. There is no mandatory retirement age for our directors. Our Nominating and Corporate Governance Committee may also consider candidates for our Board recommended by current members of our Board or members of management. In addition, our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders in the same manner as it would consider any other recommended nominees. Our Nominating and Corporate Governance Committee considers diversity in identifying nominees for directors to ensure a broad range of perspectives and expertise are represented on our Board. If our Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates under consideration for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of our stockholders.

Pursuant to the above procedures, once our Nominating and Corporate Governance Committee identifies prospective nominees, it will solicit background information on the candidates, then interview and evaluate the candidates. The Nominating and Corporate Governance Committee will then report its recommendations to the Board.

Our Nominating and Corporate Governance Committee recommended the four incumbent director nominees for election at our Annual Meeting, and our Board approved the recommendation.

DIRECTOR COMPENSATION

The following table describes the compensation received by each of our directors during the fiscal year ended December 31, 2025. Mr. Peed only received compensation for his services as a director. His compensation is also disclosed under the subsection entitled Executive Compensation.

During fiscal year 2025, we offered the following compensation program for our directors: (i) an annual base retainer of $75,000 and an award of 5,000 shares of restricted stock, (ii) an additional annual retainer of $75,000 for the Chairman of the Board, (iii) an additional annual retainer of $50,000 for the Chairman Emeritus of the Board, (iv) an additional annual retainer of $20,000 to our Audit Committee Chairman, (v) an additional annual retainer of $12,500 to our Compensation and Benefits Committee Chairman and (vi) an additional annual retainer of $10,000 to the Chairmen of the Nominating and Corporate Governance Committee and the Investment Committee.

	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL COMPENSATION
R. Daniel Peed(2)	$150,000	$53,600	$203,600
Gregory C. Branch(3)	125,000	53,600	178,600
Sherrill W. Hudson(4)	95,000	53,600	148,600
Kent G. Whittemore(5)	87,500	53,600	141,100
Alec L. Poitevint, II(6)	85,000	53,600	138,600
Kern M. Davis, M.D.(6)	85,000	53,600	138,600
Michael R. Hogan	75,000	53,600	128,600
William H. Hood, III	75,000	53,600	128,600
Patrick F. Maroney	75,000	53,600	128,600

(1)
Represents the grant date fair value of stock awarded to our directors on May 19, 2025. Includes a restricted stock award granted to each of Messrs. Peed, Branch, Poitevint, Davis, Hogan, Hood, Hudson, Maroney and Whittemore, which resulted in grants to each of these directors of 5,000 shares of our common stock in 2025, which will vest on the date of the Annual Meeting. The values of the stock awards were computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the value of the awards granted in 2025.
(2)
From July 1, 2020 until February 11, 2025, Mr. Peed also served as our CEO, although the only compensation he received from the Company during 2025 was for his services as a director. This compensation, which is also reported in the 2025 Summary Compensation Table, was comprised of $75,000 in annual director fees, $75,000 for his services as Chairman of the Board and a grant of stock awards as described above.
(3)
Mr. Branch received $75,000 for his services as director and $50,000 for serving as Chairman Emeritus.
(4)
Mr. Hudson received $75,000 for his services as director and $20,000 for serving as the Chairman of the Audit Committee.
(5)
Mr. Whittemore received $75,000 for his services as a director and $12,500 for serving as Chairman of the Compensation and Benefits Committee.
(6)
Each of Messrs. Poitevint and Davis received $75,000 for their services as directors and $10,000 for serving as a Chairman of a Board committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2025, the Compensation and Benefits Committee was comprised of the following three non-employee directors: Kent G. Whittemore (Chair), Sherrill W. Hudson and Alec L. Poitevint, II. During 2025, no executive officer of the Company served as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation and Benefits Committee and (ii) which employed a director of the Company.

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of Deloitte as the independent registered public accounting firm to perform an audit of our consolidated financial statements for the fiscal year ending December 31, 2026. Deloitte has served as our auditor since 2018. Deloitte has advised our Audit Committee that neither it, nor any of its members, has any direct financial interest in ACIC as a promoter, underwriter, voting trustee, director, officer or employee. We do not expect a representative of Deloitte to attend our Annual Meeting, but if a Deloitte representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

The Board is asking our stockholders to ratify our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the 2026 fiscal year. The appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 will be ratified if the number of “for” votes cast on Proposal Two exceeds the number of “against” and “abstain” votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of Deloitte. Brokers will have discretionary authority to vote on Proposal Two.

Although none of our Certificate of Incorporation, our Bylaws, or any other document or agreement requires ratification, the Board submits the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views on the appointment of our independent registered public accounting firm. If our stockholders do not ratify the appointment of Deloitte, we will consider such result as a direction from the stockholders to our Audit Committee to consider the appointment of a different firm and our Audit Committee will reconsider whether to retain Deloitte. In such event, our Audit Committee may retain Deloitte notwithstanding the fact that the stockholders did not ratify the appointment, or may appoint another accounting firm without re-submitting the matter to a stockholder vote. Even if stockholders ratify the appointment, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and, thus, in our stockholders’ best interest.

RECOMMENDATION OF THE BOARD

The Board and the Audit Committee recommend a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

AUDIT COMMITTEE REPORT

As part of its oversight responsibility, the Audit Committee reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of ACIC's internal control over financial reporting with management and Deloitte. The Audit Committee also has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also has discussed with Deloitte that firm’s independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in ACIC's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Sherrill W. Hudson, Chairman

Patrick F. Maroney

Kern M. Davis, M.D., NACD.DC

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee requires that management obtains the prior approval of the Audit Committee for all audit and permissible non-audit services that our independent registered public accounting firm will provide. At regular meetings or as needed during the year, the Audit Committee reviews and approves proposals for such services, including the estimated fees the independent registered public accounting firm will charge. The Audit Committee Chairman may approve permissible non-audit services in an amount up to $10,000, and notifies the full Audit Committee of such approvals at its next scheduled meeting.

AUDIT AND RELATED FEES

The following table summarizes the approximate fees our current auditor, Deloitte, billed us for services rendered during fiscal years 2025 and 2024, all of which were pre-approved by our Audit Committee in accordance with the procedures described above.

(in thousands)	2025	2024⁽¹⁾
Audit Fees	$1,224	$1,574
Audit-Related Fees	55	133
Tax Fees	—	—
All Other Fees	6	9
Total	$1,285	$1,716

(1) Prior year fees have been updated to reflect billings in subsequent year for the audit year they relate to.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following individuals serve as our executive officers:

	AGE	POSITION
B. Bradford Martz	54	President and Chief Executive Officer
Christopher Griffith	50	Chief Information Officer and Chief Operating Officer
Brooke Adler	49	General Counsel
Svetlana Castle	44	Chief Financial Officer
James Gray	63	Chief Compliance and Risk Officer

B. BRADFORD MARTZ has served as our President since July of 2020 and our Chief Executive Officer since February 2025. He also served as our CFO from October 2012 to January 2024. From 2001 until his appointment as our CFO, Mr. Martz held a series of financial roles with progressively responsible leadership experience leading to becoming CFO in 2007 of Bankers Financial Corporation, a Florida-based diversified holding company system with operations in the property and casualty insurance, life/annuity insurance, warranty, insurance agency, insurance business process outsourcing and real estate markets. From 1996 to 2001, Mr. Martz was the CFO of Bonded Builders Service Corporation, a Florida domiciled specialty insurer focused on new home warranty offerings nationwide. Mr. Martz is a Certified Public Accountant licensed in Florida and also holds the Global Certified Management Accountant designation from the American Institute of Certified Public Accountants. Mr. Martz obtained a B.S. in Finance from the University of Colorado at Boulder and an MBA from Northeastern University.

CHRISTOPHER GRIFFITH has served as our Chief Information Officer since October 2018 and as our Chief Operating Officer since July 2021. He has over 25 years of technology-related experience, with over 18 years in the insurance industry. Prior to his time at the Company, Mr. Griffith served as the Vice President and Chief Information Officer of Safety National Casualty Corp ("Safety National"), a specialty insurance and reinsurance provider (from April 2013 to September 2018). While at Safety National, Mr. Griffith was responsible for the data and digital initiatives of the company, as well as oversight and development of over 200 IT professionals. Previously, Mr. Griffith has served in various executive-level IT positions across multiple industries. Mr. Griffith holds a B.S. in Computer Science from the University of South Carolina, as well as an Executive MBA from the University of Missouri-Columbia.

BROOKE ADLER has served as General Counsel since April 2021 and joined as our Assistant General Counsel in 2020. Prior to joining our Company, Ms. Adler served as General Counsel to a multi-state property insurance company, and has held a variety of roles with other insurance groups in the domestic Florida market. Her experience includes regulatory compliance, mergers and corporate formations, licensing, and claims litigation. A member of the Florida Bar, Ms. Adler holds a B.A. degree from the University of South Florida and a J.D. from Seton Hall University.

SVETLANA CASTLE has served as our Chief Financial Officer since January 2024. Prior to joining ACIC, Ms. Castle spent 16 years at Bankers Financial Corporation, a Florida-based holding company with operations in the property and casualty insurance, warranty, PEO and real estate markets. Ms. Castle held progressive roles at Bankers Financial Corporation, including Chief Financial Officer for a suite of Florida and Louisiana property and casualty companies and Chief Accounting Officer for the Holding Company. Ms. Castle’s experience includes oversight of accounting, treasury, investments, FP&A and audit functions, tax, reinsurance, due diligence on the buy and sell side, regulatory compliance and presentations to rating agencies. Ms. Castle is a Certified Public Accountant, licensed in the state of Florida. She started her career teaching Mathematics. Ms. Castle holds a B.S. in Education and a J.D. from Voronezh State University, a B.A. in Accounting from University of South Florida and a Master of Professional Accounting from The University of Texas at Austin, all with Honors.

JAMES GRAY has served as our Chief Compliance and Risk Officer since January 2024. Mr. Gray served in various roles at the Company in finance, internal audit, and enterprise risk management since 2017. Mr. Gray served as CFO of AmCoastal from 2015 to 2017. From 1993 through 2015 Mr. Gray held various positions at Thomas Howell Ferguson PA ("THF") and became a Shareholder in 1997. During his tenure at THF he spent a significant amount of time working in the areas of audit, tax, compliance, and strategic planning matters within the insurance industry. In addition, he led the technology change from paper documented to digital documented audits, tax preparation, data manipulation, and data storage for the firm. From 1987 through 1993 he worked for Ernst & Whinney, Arthur Young, and then Ernst & Young where he was a member of the southeast regional insurance tax practice. Mr. Gray is a Certified Public Accountant, licensed in the state of Florida. Mr. Gray holds a B.S. in Finance from The University of Tennessee at Chattanooga.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our executive compensation program and philosophy and reviews the actions taken by our Compensation and Benefits Committee ("Committee") concerning the compensation of our Named Executive Officers ("NEOs"), who are listed below, for the fiscal year ending December 31, 2025:

•
R. Daniel Peed - Executive Chairman of the Board and CEO (Stepped down from CEO role February 11, 2025)
•
B. Bradford Martz - President & CEO (Appointed as CEO effective February 11, 2025)
•
Svetlana Castle - CFO
•
Christopher Griffith - Chief Operating Officer & Chief Information Officer
•
Brooke Adler - General Counsel
•
James Gray - Chief Compliance and Risk Officer

2025 COMPANY PERFORMANCE HIGHLIGHTS

FINANCIAL HIGHLIGHTS. We increased net revenues from continuing operations year over year by $38.8 million. This increase in revenue is the result of net premiums earned increasing $32.9 million, or 12.0%, driven by decreased ceded premiums earned of $23.2 million, as structural changes in our reinsurance program resulted in cost savings in the current year. Expenses remained relatively flat year-over-year, although losses and LAE incurred decreased $23.3 million and administrative costs decreased $4.3 million, offset by increased policy acquisition costs of $26.8 million.

($ in thousands, except per share, ratios and policies in-force)	Year Ended December 31,
	2025	2024
Total net revenues from continuing operations	$335,439	$296,657
Income from continuing operations, net of tax	$106,795	$76,319
Income (loss) from discontinued operations, net of tax	$42	$(601)
Consolidated net income	$106,837	$75,718

Earnings available to ACIC common stockholders per diluted share
Continuing Operations	2.15	1.55
Discontinued Operations	—	(0.01)
Total	2.15	1.54

Combined ratio(1)	60.1%	67.5%
Return on average equity, trailing twelve months(2)	36.2%	33.7%

Policies in-force(3)	4,311	4,099

(1)
Calculated as continuing operating expenses less interest expense relative to continuing operations net premiums earned.
(2)
Calculated using income from continuing operations, net of tax.
(3)
These values exclude policies in-force attributable to IIC, which was sold effective April 1, 2025.

	December 31,
($ in thousands, except per share and ratios)	2025	2024	% Change
Investment and Cash holdings attributable to continuing operations	$647,744	$540,811	19.8%

Book value per share	$6.51	$4.89	33.1%

See the sections titled RESULTS OF OPERATIONS, GEOGRAPHIC MARKETS and ANALYSIS OF FINANCIAL CONDITION as well as the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for additional information about the financial highlights included herein.

STRATEGIC HIGHLIGHTS. During 2025, we achieved several goals which were consistent with our strategy to become a specialty commercial lines underwriter and are optimistic about future performance for the following reasons:

•
Improvements in results: We increased net revenues from continuing operations year over year by $38.8 million and posted earnings of $106.8 million, a $31.1 million increase year over year.
•
Completion of our transformation: Effective April 1, 2025, the sale of IIC closed, completing the exit of the personal residential property insurance business.
•
Product expansion: We began expanding product offerings with the introduction of our Apartment and Assisted Living products. We remain focused on risk selection and expect to grow the premiums associated with these products in a responsible manner.

•
Excess & Surplus growth: We announced our intention to enter into a net quota share agreement to assume a six percent line of AmRisc's $1.6 billion excess & surplus business. We executed this agreement effective February 13, 2026. We also announced the formation of ACES Specialty Insurance Company, an Arizona-domiciled Excess & Surplus carrier, owned wholly by ACIC.

Role of the Compensation and Benefits Committee and Management in the Compensation-Setting Process. Our Committee’s role in reviewing and approving executive compensation includes the annual review and approval of goals, risks and objectives relevant to senior management compensation and approval of equity-based awards for the CEO and other senior management. The Committee's duties and responsibilities are further set forth in the Committee’s charter as described under the section entitled Board Committees above. The Committee's charter can also be found at the following url: https://investors.amcoastal.com/governance/governance-documents/default.aspx.

Compensation for our CEO is reviewed and approved by the Committee following consultation and input from its independent compensation consultant, Pay Governance LLC. Pay Governance LLC is retained by the Compensation Committee. During 2025 (like 2020 through 2024), Mr. Peed declined all base salary and incentive compensation beyond what he would receive as Executive Chairman of the Board.

For our other executives, our CEO makes recommendations to the Committee for base salaries and Annual Incentive Plan targets. The Committee considers those recommendations and other relevant factors in making its final compensation decisions. The incentive compensation plans are described in more detail under the Incentive Compensation subsection of the section titled Elements of Executive Compensation.

The Chairs of the Audit and Investment Committees serve on the Committee. These directors bring information and perspective from the work of other committees to provide insight to assist the Committee in executing its role, including its role in risk management oversight and fulfilling its obligations under the Committee charter.

The Committee has the authority to engage consultants and advisors pursuant to its charter. For fiscal 2025, the Committee continued to rely on Pay Governance LLC, which provided assistance to the Committee in competitive trends in executive compensation, marketplace data on executive pay levels and on the implementation of the Company’s incentive plans. Pursuant to regulatory requirements, the Committee assessed Pay Governance LLC's independence in 2025 and concluded that Pay Governance LLC's work did not raise any conflicts of interest.

Summary of 2025 Compensation Actions. In 2025, our Committee continued its focus on managing our compensation program consistent with our compensation philosophy, which is described below under Overview of our Executive Compensation Philosophy and Objectives. Actions taken or approved by our Committee relative to the compensation programs for our executive officers for 2025 included the following:

•
Reviewed the performance of our CEO, Mr. Martz, and determined his total compensation (Mr. Peed declined all compensation, as described above). This included decisions regarding base salary and bonus compensation as seen in the Elements of Executive Compensation and Executive Compensation subsections, respectively.
•
Reviewed the performance of all our other executive officers, with assistance from our CEO, and determined the structure and amount of base salary and bonus compensation for our executive officers for 2025 as seen in the Elements of Executive Compensation and Executive Compensation subsections, respectively.
•
Reviewed the Annual Incentive Plan, which includes both quantitative corporate financial performance targets and an individual qualitative executive performance metric, with seventy percent (70%) of the annual target weighted toward corporate financial performance. The composition and design of our Annual Incentive Plan program is described in more detail in the Elements of Executive Compensation section.

•
Reviewed our Long-Term Incentive Plan grants, which include performance units, as well as time-vested restricted stock units and stock options for senior management (Mr. Peed was not awarded shares in 2025 prior to his stepping down as CEO). The design of our Long-term Incentive Plan is described in more detail in the Elements of Executive Compensation section.
•
Reaffirmed our group of peer companies pursuant to which executive compensation can be measured, both for base salary and incentive-based compensation.

Overview of our Executive Compensation Philosophy and Objectives. We believe that a skilled, experienced and dedicated senior management team is essential to the future success of our Company and to building stockholder value. In order to attract and retain talented executives with these qualities as well as to motivate management to maximize performance while building stockholders' value, we have sought to establish compensation programs that we believe are competitive in the marketplace. We also have a “pay-for-performance” philosophy, meaning that our compensation program is intended to pay above market compensation to our NEOs if the performance of the Company delivers higher value to the stockholders, and below-market compensation if the Company's financial performance delivers below market-median value to its stockholders.

Three long-term objectives drive the Committee’s decisions regarding the executive compensation elements, including incentive plan design and award levels. These objectives are as follows:

Build long-term stockholder value - We provide a significant portion of executive compensation through long-term incentive compensation and stock-based opportunities to emphasize compensation programs that we believe are linked to maximizing stockholder value over the long term;

Drive sustained, strong business and financial results - We provide a significant portion of executive compensation through incentive compensation programs that are linked to our Company achieving targeted increases in earnings per share, return on equity and gross premiums earned; and

Attract, motivate, and retain a highly qualified and effective executive team - The attraction, motivation, and retention of top executive talent is critical to our continued success. Therefore, the Committee considers broad-based surveys that reveal executive compensation levels in the industry to gain a general understanding of compensation practices.

Pay Mix. The key components of our compensation program for our NEOs for 2025 were base salary, annual cash incentive awards under our Annual Incentive Plan, time-vesting restricted stock awards, performance stock units and stock options under our Long-Term Incentive Plan, and other compensation consisting primarily of matching 401(k) contributions and health and welfare benefits (excluding Mr. Peed, who declined all compensation for his role as CEO). Each component of our compensation program has an important role in creating compensation arrangements that motivate and reward strong performance and in retaining the NEOs who deliver robust results.

The Committee prioritizes incentive-based "pay-for-performance" compensation programs when developing annual total compensation for our NEOs.

As shown in the chart below, 59.9% of the total target compensation was linked to annual and long-term performance-based incentives for all NEOs (excluding Mr. Peed) who were eligible for the AIP and LTIP compensation.

Peer Group. To ensure that our NEO compensation program is competitive and will allow us to meet our objective of attracting and retaining talented executives, the Committee, with the assistance of Pay Governance LLC, established a group of peer companies on which to compare compensation for the executives with compensation received by the executives of our competitors. In fiscal 2025, the Committee updated our designated comparison group of nine publicly-listed companies of varying sizes within the insurance industry which primarily was used to compare Return on Average Equity under our Long-Term Incentive Plan grants, but which was also used for benchmarking executive compensation. The designated comparison group for 2025 consisted of the following companies:

Company	Ticker	Company	Ticker
Global Indemnity	GBLI	Hippo Holdings, Inc.	HIPO
HCI Group	HCI	United Fire Group, Inc.	UFCS
Palomar	PLMR	Universal Insurance Holdings, Inc.	UVE
Kingstone Companies	KINS	Donegal Group	DGICA
Heritage Insurance Holdings	HRTG

Elements of Executive Compensation.

BASE SALARY. In general, the base salary of each executive is initially established through arm's-length negotiations at the time the individual is hired, including consideration of the individual's qualifications, experience, level of responsibility, as well as internal pay equity considerations. Employment agreements of the NEOs provide that the individual NEO shall receive an annual base salary (Mr. Peed did not have an employment agreement prior to stepping down as CEO). These agreements permit base salary to be increased on an annual basis at the discretion of the Committee during the term of employment. Pursuant to each employment agreement, base salaries may not be decreased during the individual's term of employment.

We believe base salaries should be competitive based upon an executive officer’s scope of responsibilities, the market compensation of similarly situated executives, and the relative talent of the individual executive. When establishing base salary for an executive, we also consider other factors such as internal consistency, and for new hires, salary paid by a former employer. Based on the foregoing considerations, in 2025 the Committee approved the salaries for each of the NEOs. Our NEOs' base salaries for 2025 were as follows:

Named Executive Officer(1)	2025 Base Salary
B. Bradford Martz	$700,000
Svetlana Castle	385,000
Christopher Griffith	480,000
Brooke Adler	420,000
James Gray	385,000

(1) Mr. Peed declined any compensation for his role as CEO, other than what he receives for serving as Executive Chairman of the Board and thus did not receive a salary in fiscal 2025.

In addition, the Committee approved the following salary increases for our NEOs that became effective January 1, 2026:

Named Executive Officer	2026 Base Salary (as of 1/1/26)
B. Bradford Martz	$725,000
Svetlana Castle	400,000
Christopher Griffith	525,000
Brooke Adler	450,000
James Gray	400,000

INCENTIVE COMPENSATION. The award of incentive compensation for our NEOs under our Annual Incentive Plan and performance-based compensation under our long-term incentive plan is based on achieving certain annual corporate performance goals included in our 2020 Omnibus Incentive Plan (our "Long-Term Incentive Plan"). As to each performance goal, the relevant measurement of performance will be computed in accordance with GAAP to the extent applicable, but, unless otherwise determined by the Committee, will exclude the effect of various items set forth in the "Performance Goals" section in the 2020 Omnibus Incentive Plan.

Annual Incentive Plan - Our NEOs as well as certain other management employees, participate in the Annual Incentive Plan, which provides participants an opportunity to earn a cash bonus upon achievement of key financial performance objectives approved by the Committee. Within the overall context of our compensation philosophy and culture, the Annual Incentive Plan:

•
provides competitive levels of total cash compensation;
•
aligns pay with organization and individual performance; and
•
focuses executive attention on key business metrics.

In setting the performance goals under the Annual Incentive Plan, our intention is to provide for challenging and ambitious targets to further our overall goal of increasing stockholder value. Though challenging, we believe the goals are attainable through a collaborative effort by our NEOs. The Committee reviews and approves payouts made under the Annual Incentive Plan. The 2025 Annual Incentive Plan was designed with three metrics:

•
Financial Goals: Represent 70% of target award value equally weighted between the combined ratio and core income after-tax return on equity;
•
Individual Qualitative Performance: Represents 30% of target award value.

Core income is a non-GAAP measure reported by ACIC that excludes from net income the effect of income (loss) from discontinued operations, non-cash amortization of intangible assets, unrealized gains and losses on the Company's equity security investments and realized gains and losses on the Company's investment portfolio. For the purposes of incentive compensation goal calculations, the core income after tax return on equity shall be further adjusted to remove the after-tax effect of losses from named or numbered tropical windstorms as designated by the National Hurricane Center and earthquakes.

The range of potential payouts under the Fiscal 2025 Annual Incentive Plan is described in the table below:

Performance Metric	Weighting	Threshold (Earns 50%)	Target (Earns 100%)	Maximum (Earns 150%)
Combined Ratio	35%	85%	75%	65%
Core income after-tax return on beginning equity	35%	10%	20%	30%
Qualitative Performance	30%	Discretionary Evaluation

Fiscal 2025 combined ratio was approximately 60.1%, 14.9% below target. Fiscal 2025 core income after-tax return on equity was 44.0%, 24.0% above target. The Committee also determined, in consultation with Pay Governance LLC, that each of the NEO's individual performance warranted 100% of the target payment of the qualitative metric. Taking into consideration these outcomes, as well as the NEO's respective contributions to our strategic goals, the Committee approved payment under the Annual Incentive Plan to our NEOs for 2025 described below and as further detailed in the 2025 Summary Compensation Table under the column titled Non-Equity Incentive Plan Compensation. Mr. Peed declined any compensation other than what he receives for serving as Executive Chairman of the Board. The following table sets forth the calculation of annual incentive award payments to each of our NEOs for fiscal 2025 after applying the performance metrics and individual performance objectives evaluations:

NEO	Target Award	Weighted Average (combined ratio and core return on equity)	Weighted Qualitative Performance	AIP Payout % of Target	AIP Payout
B. Bradford Martz	$700,000	105.0%	30.0%	135.0%	$945,000
Svetlana Castle	$210,000	105.0%	30.0%	135.0%	$283,500
Christopher Griffith	$278,250	105.0%	30.0%	135.0%	$375,638
Brooke Adler	$262,500	105.0%	30.0%	135.0%	$354,375
James Gray	$210,000	105.0%	30.0%	135.0%	$283,500
R. Daniel Peed	$—	—	—	—	$—

Long-Term Incentive Plan - The Committee implemented our Long-Term Incentive Plan because it believes that long-term incentives are an essential part of our total compensation package, which is intended to promote ownership, higher performance and ultimately higher stockholder return. Additionally, the Committee intends for the Long-Term Incentive Plan to further the following four key objectives that fit within the overall context of our compensation philosophy and culture:

•
Pay for Performance: Emphasize variable compensation that is linked to our performance to generate and reward superior corporate performance;
•
Alignment of Interests: Incorporate performance metrics that link executives' incentive goals with the interests of our stockholders;
•
Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and
•
Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

Under our long-term incentive program, we historically made annual grants of time-vesting restricted stock to our executive officers if predetermined corporate performance targets were achieved. Restricted stock awards for our NEOs vested ratably over the three years following the grant date, contingent on continued employment, unless the executive was terminated by us other than for cause. The number of shares of time-vesting restricted stock granted was based on the target dollar value of the award divided by the closing price of our stock on the date of grant.

Since fiscal 2018, on the advice of Pay Governance LLC, the Committee has incorporated both performance and time-based awards in our long-term incentive program. The Committee believes this plan design remains consistent with the goal of attracting and retaining highly qualified executives, while rewarding company performance aligned with the interests of our stakeholders.

In fiscal 2025, we granted restricted stock units, performance stock units and stock options to our NEOs (other than Mr. Peed) which vest ratably over the three years following the grant date. The program design is described below:

Vehicle	Percentage of Target Award	Key Metrics
Options	25%	• Granted at fair value under the Black-Scholes Model • Vest ratably over three years • Exercise price set at fair market value on the date of grant
Restricted Stock Units ("RSUs")	25%	• Granted at fair market value on the date of grant • Vest ratably over three years
Performance Stock Units ("PSUs")	50%

• Granted at fair value on the date of grant

• One third of award will vest each year subject to performance against the peer group

• Allows for vesting between 50% Threshold and 150% of target award (Maximum)

Each PSU grant consists of three annual tranches that individually are eligible to vest based on the applicable year's performance against target. For the fiscal 2025 PSUs, the Committee utilized the Company's GAAP Return on Average Equity ("GAAP ROAE") versus that of its peers as the performance metric. The Committee set a target goal for PSUs that is challenging, but capable of being achieved with strong performance. Failure to achieve threshold performance of 750 basis points below the peer group median in any fiscal year will result in failure of vesting of that tranche of the award. The award of each tranche of PSUs is capped at 150% of target if the Company's performance is 750 basis points above the peer group median. Based on fiscal 2025 financial results, the Company's GAAP ROAE was above the peer group median and above the maximum threshold, resulting in the maximum vesting of 150% of the third tranche of the fiscal 2023 PSUs, the second tranche of the fiscal 2024 PSUs and the first tranche of the fiscal 2025 PSUs.

NEO	Fiscal 2025 PSU Grant	PSUs Eligible for Vesting in 2025	First Tranche Earned PSUs
B. Bradford Martz	45,142	15,047	22,571
Svetlana Castle	12,414	4,138	6,207
Christopher Griffith	18,057	6,019	9,029
Brooke Adler	15,800	5,267	7,901
James Gray	12,414	4,138	6,207
R. Daniel Peed	—	—	—

NEO	Fiscal 2024 PSU Grant	PSUs Eligible for Vesting in 2025	First Tranche Earned PSUs	Second Tranche Earned PSUs
B. Bradford Martz	34,957	11,652	17,478	17,478
Svetlana Castle	13,259	4,420	6,630	6,630
Christopher Griffith	19,286	6,429	9,644	9,644
Brooke Adler	16,876	5,625	8,438	8,438
James Gray	16,876	5,625	8,438	8,438
R. Daniel Peed	—	—	—	—

NEO	Fiscal 2023 PSU Grant	PSUs Eligible for Vesting in 2025	First Tranche Earned PSUs	Second Tranche Earned PSUs	Third Tranche Earned PSUs
B. Bradford Martz	76,212	25,404	38,106	38,106	38,106
Svetlana Castle	—	—	—	—	—
Christopher Griffith	41,917	13,972	20,958	20,958	20,958
Brooke Adler	31,755	10,585	15,878	15,878	15,878
James Gray	—	—	—	—	—
R. Daniel Peed	—	—	—	—	—

OTHER COMPENSATION. We have a 401(k) plan that generally covers all of our employees who have completed 90 days of service. Pursuant to our 401(k) plan, participants may elect to make pre-tax contributions up to the statutorily prescribed annual limits. Our NEOs who participate in the 401(k) plan receive matching contributions under our 401(k) plan in the same manner as all of our employees who participate in the plan. During 2025, we matched 100% of each participant's pre-tax contributions up to the first 5% of such participant's base salary up to the maximum allowed by the plan. Mr. Peed does not participate in the 401(k) plan.

Our executive officers receive health and welfare benefits, such as group medical, group life, group dental and short-term and long-term disability coverage. We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on our Company's performance. Accordingly, other than employer matching contributions to the accounts of our NEOs (other than Mr. Peed) under our 401(k) Plan (at the same matching contribution rate that we provide to all eligible full-time employees), we do not offer executives participation in any qualified or non-qualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

Other Highlights of Our Compensation Programs. We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company. In addition to the short- and long-term performance compensation described in the Elements of Executive Compensation section above, our program also includes the following:

•
We pay for performance, offering our NEOs the opportunity to earn a substantial amount of variable compensation based on our Company achieving certain performance targets.
•
We encourage long-term decision making, as our annual Long-Term Incentive Plan awards span a three-year time period, and the ultimate value of the options granted, restricted stock units granted and performance stock units earned are determined by our performance over the three years (due to three-year vesting periods, with PSUs eligible to vest in three ratable tranches).
•
We do not provide heightened change of control severance benefits for any NEOs under their employment agreements.
•
Our equity compensation plan does not permit repricing of stock options without stockholder approval.
•
We do not guarantee salary increases or bonuses for our executive officers.

Stock Ownership Guidelines. In 2019, the Board adopted stock ownership guidelines ("Ownership Guidelines") for our CEO, CFO, other Section 16 officers and members of our Board. The Ownership Guidelines were adopted to demonstrate the Company’s commitment to stockholders and employees, customers and vendors.

The following ownership target amount categories will remain in place until changed by the Compensation and Benefits Committee:

Non-Employee Board members	4 x Annual Cash Retainer
Chief Executive Officer	5 x Annual Base Salary
Chief Financial Officer	3 x Annual Base Salary
Other Section 16 Officers	2 x Annual Base Salary

Securities eligible to meet the targets include the following:

•
Stock held individually or jointly with a spouse or held in trust for others, whether purchased on the open market, received upon vesting of restricted stock or restricted stock units, received upon the exercise of stock options, or otherwise;
•
Unvested restricted stock or units, unless vesting is performance-based; and
•
Any Company stock held within a 401(k) account.

Stock options (vested or unvested), performance stock or units (unearned) and pledged securities are not eligible securities for purposes of complying with these ownership targets.

Covered individuals employed or serving as non-employee Board members as of August 1, 2019 had until December 31, 2024 to meet the ownership targets above, except that any covered individuals hired, promoted or elected to the Board within twelve months preceding August 1, 2019 shall have until December 31, 2025 to meet these ownership targets. Covered individuals hired, promoted or elected after August 1, 2019 have five years from the date of hiring, promotion or election, as applicable, to reach the applicable ownership target.

Compensation Clawback Policy. On March 21, 2019, the Committee adopted the Compensation Clawback and Recoupment Policy (“Clawback Policy”), which was updated on November 20, 2024 to reference the Amended and Restated 2020 Omnibus Incentive Plan, that provides for the recoupment of bonus or incentive-based compensation paid or to be paid to the Company’s Section 16 officers in the event of a restatement of financial results or similar revisions of performance indicators upon which incentive compensation is based.

Anti-Hedging Policy. On July 31, 2019, our Board adopted an anti-hedging policy. Under the Anti-Hedging Policy, all Company employees, officers and directors are prohibited from engaging in transactions that are designed to or that may reasonably be expected to have the effect of hedging of any securities of the Company, either through transactions in the Company’s securities or through the use of financial instruments designed for such purposes, such as prepaid variable forward contracts, short sale instruments, puts, calls, equity swaps, collars, units of exchangeable funds or other derivative instruments.

Severance and Change of Control Arrangements. We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We have entered into employment agreements with each of our NEOs, (excluding Mr. Peed), which provide for severance benefits if we terminate the NEO without cause. These severance benefits consist of base salary continuation and a prorated portion of the executive’s annual incentive bonus. Additionally, under the terms of restricted stock awards granted to our NEOs, accelerated vesting of any unvested restricted stock and option awards granted will only be accelerated in the event of a termination without cause or for "good reason" within two years following a change in control. Please refer to the discussion below under Potential Payments upon Termination or Change of Control for a more detailed discussion of our severance and change of control arrangements.

Advisory Votes on Executive Compensation. The Board recognizes the fundamental interest that our stockholders have in the compensation of our executive officers. At the 2025 Annual Meeting of Shareholders, approximately 99.5% of shareholders voted in support of the compensation of the Company's executive officers. Also at the 2025 Annual Meeting of Shareholders, approximately 64% of shareholders voted in favor of an advisory vote on compensation to occur on a three-year basis. Accordingly, the next advisory vote on compensation and advisory vote on compensation occurrence will occur at our 2028 and 2031 Annual Meeting of Shareholders, respectively.

Future advisory votes on executive compensation will serve as an additional tool to guide the Committee in evaluating the alignment of the Company's executive compensation program with the interests of the Company and its stakeholders.

Tax Considerations. The Committee has considered the impact of Section 162(m) of the Code with respect to the compensation paid to our NEOs. As relevant to fiscal 2025 compensation, Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to any person who is or at any time after December 31, 2016 was its CEO, CFO or one of its three other most highly compensated executive officers, with certain exceptions for agreements that were in effect as of November 17, 2017. B. Bradford Martz, Christopher Griffith, Brooke Adler and James Gray exceeded the amount deductible in 2025. The Committee recognizes the need to retain flexibility to make compensation decisions that may result in the payment of compensation that is not deductible and accordingly reserves the authority to approve potentially non-deductible compensation when deemed appropriate.

Policies on Timing of Equity Grants. It is our policy not to time the granting of equity awards, including stock option awards, in relation to the release of material non-public information. Accordingly, regularly scheduled awards are permitted to be granted at times when there is material non-public information. Annual equity awards to all officers, including the named executive officers, are typically granted by the Compensation and Benefits Committee at its prescheduled meeting in May of each fiscal year. We generally grant equity awards to newly hired and promoted executive officers at the subsequently scheduled Compensation and Benefits Committee or Board meeting following the respective effective date of the hire or promotion. We do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Compensation and Benefits Committee Report. Our Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, our Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Kent G. Whittemore, Chair

Sherrill W. Hudson

Alec L. Poitevint, II

EXECUTIVE COMPENSATION

2025 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table displays the compensation received by each of our NEOs during the years ended December 31, 2025, 2024 and 2023:

	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Compensation Plan(4)	All Other Compensation(5)	Total
B. Bradford Martz	2025	$681,042	$—	$787,500	$262,500	$945,000	$135,513	$2,811,555
President & CEO	2024	525,000	—	543,750	181,250	469,971	19,802	1,739,773
	2023	519,532	—	495,000	165,000	414,537	19,052	1,613,121

R. Daniel Peed	2025	150,000	—	53,600	—	—	2,500	$206,100
Former CEO and Executive Chairman of Board	2024	150,000	—	61,150	—	—	—	211,150
	2023	150,000	—	26,250	—	—	—	176,250

Svetlana Castle	2025	385,000	—	216,563	72,188	283,500	28,700	$985,950
Chief Financial Officer	2024	354,167	—	206,250	68,750	261,095	10,845	901,107

Christopher Griffith	2025	480,000	—	315,000	105,000	375,638	84,228	$1,359,866
Chief Information Officer & Chief Operating Officer	2024	460,000	—	300,000	100,000	345,951	19,610	1,225,561
	2023	448,437	—	272,250	90,750	303,994	18,860	1,134,291

Brooke Adler	2025	420,000	—	275,625	91,875	354,375	69,345	$1,211,220
General Counsel	2024	400,000	—	262,500	87,500	326,369	18,610	1,094,979
	2023	365,313	—	206,250	68,750	284,254	18,040	942,607

James Gray	2025	385,000	—	216,563	72,188	283,500	38,487	$995,737
Chief Compliance and Risk Officer

(1)
Represents director fees paid in cash to Mr. Peed for his services as a member of the Board. He received $75,000 in cash in 2025, 2024, and 2023, for his services as director. In 2025, 2024 and 2023, he also received $75,000 for his services as Chairman of the Board. Please see above, Director Compensation, for additional information on Mr. Peed's compensation. For the remaining NEOs, this column represents the base salary earned during each fiscal year.

(2)
Represents aggregate grant date fair value of the restricted stock awards, restricted stock units and/or performance units awarded to Messrs. Peed, Martz, Griffith and Gray, and Mmes. Adler and Castle. Includes contingent and non-contingent restricted stock awards and restricted stock units and/or performance units granted to Messrs. Peed, Martz, Griffith and Gray, and Mmes. Adler and Castle, as applicable, pursuant to our Long-Term Incentive Plan as well as outside of our Long-Term Incentive Plan, which resulted in grants to each of these executives of the aggregate number of shares of restricted stock awards, restricted stock units and performance units shown in the table below (for Mr. Peed the table below reflects the restricted stock awards received for his service as a member of the board):

	2025	2024	2023
R. Daniel Peed	5,000	5,000	5,000
B. Bradford Martz	67,713	52,435	114,319
Svetlana Castle	18,621	19,889	—
Christopher Griffith	27,085	28,930	62,875
Brooke Adler	23,700	25,313	47,633
James Gray	18,621	—	—

The value of the stock awards was computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. The amounts included in this column for the performance units granted during 2025 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the performance units granted in 2025, the maximum value of such performance units would be as follows: Mr. Martz - $787,500; Mr. Griffith - $315,000; Mr. Gray - $216,563; Ms. Adler - $275,625; and Ms. Castle - $216,563. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2025. PSU tranches that were eligible to be earned in fiscal 2025 were earned at the maximum 150% due to the targets being exceeded, as described above, under Elements of Executive Compensation - Long Term Incentives.

The restricted stock awards granted to Mr. Peed are for services performed as a Director of our Board for 2023 through 2025. In 2025, 2024 and 2023, 5,000 shares of our common stock were issued in each year which have or will fully vest on the dates of the 2026, 2025, and 2024 Annual Meetings, respectively.

(3)
Represents aggregate grant date fair value stock options awarded to Messrs. Martz, Griffith and Gray, and Mmes. Adler and Castle, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2025.

(4)
Represents the amounts earned under our Annual Incentive Plan for fiscal years 2025, 2024, and 2023.

(5)
Represents Company match under our 401(k) plan, group term life insurance, employer contributions to health savings accounts, the value of all dividends, including dividend equivalent units (DEUs), the value of incremental DEUs earned on PSU tranches vested at 150% during 2025, and dividends paid on unvested shares of restricted stock awards, and retention agreement payments. For the year ended December 31, 2025, Messrs. Peed, Martz, Griffith and Gray and Mmes. Adler and Castle received the following:

	401 K Employer Match	Group Term Life Insurance	Health Savings Account Employer Contribution	Value of Dividends and Dividend Equivalent Units
B. Bradford Martz	$16,377	$552	$2,000	$116,584
R. Daniel Peed	—	—	—	2,500
Svetlana Castle	15,482	240	2,000	10,978
Christopher Griffith	17,500	552	2,000	64,176
Brooke Adler	17,500	360	1,000	50,485
James Gray	17,500	1,584	2,000	17,403

2025 GRANTS OF PLAN-BASED AWARDS TABLE

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2025. The amounts shown in the columns under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" represent potential future payments at the time of the grant only. At the time of the grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs' continued employment. The awards in the columns under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" were granted under our annual cash incentive program for 2025, as indicated, and payment was contingent on our achievement of a given level of corporate performance, as described above in the section titled Compensation of Executive Officers - Compensation Discussion and Analysis - Elements of Executive Compensation. The amounts, if any, actually earned and paid to our NEOs for 2025 under our Annual Incentive Plan are shown in the Non-Equity Incentive Plan Compensation column in the 2025 Summary Compensation Table above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards:	All other option awards:	Exercise or	Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of stock or units (#)(3)	Number of securities underlying options (#)	base price of option awards ($/sh)	Date Fair Value of Stock Awards ($)(4)
B. BRADFORD MARTZ	N/A	—	700,000	—
	5/7/25				—	45,142	67,713				525,000
	5/7/25							22,571			262,500
	5/7/25								29,976	11.63	262,500

SVETLANA CASTLE	N/A	—	210,000	—
	5/7/25				—	12,414	18,621				144,375
	5/7/25							6,207			72,188
	5/7/25								8,244	11.63	72,188

CHRISTOPHER GRIFFITH	N/A	—	278,250	—
	5/7/25				—	18,057	27,086				210,000
	5/7/25							9,028			105,000
	5/7/25								11,991	11.63	105,000

BROOKE ADLER	N/A	—	262,500	—
	5/7/25				—	15,800	23,700				183,750
	5/7/25							7,900			91,875
	5/7/25								10,492	11.63	91,875

JAMES GRAY	N/A	—	210,000	—
	5/7/25				—	12,414	18,621				144,375
	5/7/25							6,207			72,188
	5/7/25								8,244	11.63	72,188

R. DANIEL PEED	5/19/25							5,000			53,600

(1)
Amounts reflected under the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column of the table above represent only potential payments to NEOs under our Annual Incentive Plan, based upon the Compensation and Benefits Committee's discretionary assessment of performance for the year, subject to achievement of specified performance objectives. The amounts actually earned and paid to our NEOs for 2025 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the 2025 Summary Compensation table above.

(2)
Amounts reflected under the "Estimated Future Payouts Under Equity Incentive Plan Awards" column of the table above represent the award opportunities for NEOs under our Long-Term Incentive Plan, based upon the Compensation and Benefits Committee's discretionary assessment of performance over the performance period from January 1, 2025 to December 31, 2025, subject to achievement of specified performance objectives. This table excludes DEUs distributed throughout the year. PSU tranches that were eligible to be earned in fiscal 2025 vested at the maximum 150% due to the targets being exceeded, as described above, under Elements of Executive Compensation - Long Term Incentives.

(3)
Amounts reflected under the "All other stock awards: Number of shares of stock or units" column of the table above represent time-vested restricted stock unit awards. This table excludes DEUs distributed throughout the year.

(4)
Represents grant date fair value as calculated pursuant to ASC Topic 718. The amounts included in this column for the performance units granted during 2025 are calculated based on the target satisfaction of the performance conditions for such awards as of the date of grant. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2025.

During fiscal 2025, the Compensation Committee granted option awards to our NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report (the "Designated Period").

Pursuant to SEC rules, we are providing the following information relating to option awards granted to NEOs in the Designated Period occurring during fiscal 2025:

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of the Material Nonpublic Information (%)

B. BRADFORD MARTZ	5/7/25	29,976	11.63	262,500	-4.0%
SVETLANA CASTLE	5/7/25	8,244	11.63	72,188	-4.0%
CHRISTOPHER GRIFFITH	5/7/25	11,991	11.63	105,000	-4.0%
BROOKE ADLER	5/7/25	10,492	11.63	91,875	-4.0%
JAMES GRAY	5/7/25	8,244	11.63	72,188	-4.0%

NARRATIVE DISCLOSURE TO 2025 SUMMARY COMPENSATION TABLE AND

2025 GRANTS OF PLAN-BASED AWARDS TABLE

Certain elements of compensation set forth in the 2025 Summary Compensation Table for the Year Ended December 31, 2025 and Grants of Plan-Based Awards for Year 2025 Table reflect the terms of employment agreements between us and certain of the NEOs.

B. BRADFORD MARTZ

We are party to an employment agreement with Mr. Martz entered into on October 31, 2012 and amended and restated on October 1, 2020. The agreement will remain effective for one-year terms that automatically renew each October 1 until we give or are provided by Mr. Martz with 60 days’ notice of termination, or certain other termination events occur. The agreement provides for base salary and eligibility for annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Martz would be entitled to severance in the event his employment is terminated by us without cause or by himself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

SVETLANA CASTLE

We are party to an employment agreement with Ms. Castle entered into on January 22, 2024. The agreement will remain effective for one-year terms that automatically renew each January 22 until we give or are provided by Ms. Castle with 60 days’ notice of termination, or certain other termination events occur. The agreement provides for base salary and eligibility for annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Ms. Castle would be entitled to severance in the event her employment is terminated by us without cause or by herself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

CHRISTOPHER GRIFFITH

We are party to an employment agreement with Mr. Griffith entered into on October 1, 2018 and amended and restated on October 1, 2020. The agreement will remain effective for one-year terms that automatically renew each October 1 until we give or are provided by Mr. Griffith with 60 days' notice of termination, or certain other termination events occur. The agreement provides for an initial base salary that is subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. In addition, pursuant to his employment agreement, Mr. Griffith is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Griffith would be entitled to severance in the event his employment is terminated by us without cause or by himself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has the discretion to pay additional compensation as it sees fit.

BROOKE ADLER

We are party to an employment agreement with Ms. Adler entered into on April 19, 2021. The agreement will remain effective for one-year terms that automatically renew each April 1 until we give or are provided by Ms. Adler with 60 days’ notice of termination, or certain other termination events occur. The agreement provides for an initial base salary that is subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. In addition, pursuant to her employment agreement, Ms. Adler is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Ms. Adler would be entitled to severance in the event her employment is terminated by us without cause or by herself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

JAMES GRAY

We are party to an employment agreement with Mr. Gray entered into on January 1, 2024. The agreement will remain effective for one-year terms that automatically renew each January 1 until we give or are provided by Mr. Gray with 60 days’ notice of termination, or certain other termination events occur. The agreement provides for base salary and eligibility for annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Gray would be entitled to severance in the event his employment is terminated by us without cause or by himself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

R. DANIEL PEED

We have not entered into a formal employment agreement with Mr. Peed.

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth certain information with respect to our NEOs concerning restricted stock and stock option awards that have not vested and vested but unexercised stock options as of December 31, 2025.

	Grant Date	Number of securities underlying unexercised option (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested(2) (#)	Market $ value of shares or units that have not vested(3) ($)	Equity incentive plan awards; number of unearned shares that have not vested(4) (#)	Equity incentive plan awards; market value of unearned shares or other rightsthat have not vested(5) ($)
B. BRADFORD MARTZ	September 18, 2018	5,088	—	20.44	9/18/2028	—	—	—	—
	October 5, 2018	13,543	—	21.13	10/5/2028	—	—	—	—
	April 3, 2019	14,750	—	16.25	4/3/2029	—	—	—	—
	May 5, 2020	32,947	—	8.77	5/5/2030	—	—	—	—
	April 3, 2021	55,797	—	6.16	4/3/2031	—	—	—	—
	September 28, 2021	120,000	—	3.46	9/28/2031	—	—	—	—
	May 27, 2022	99,947	—	1.70	5/27/2032	—	—	—	—
	May 4, 2023	35,768	17,884	4.33	5/4/2033	13,238	167,196	26,476	501,588
	April 3, 2024	7,776	15,551	10.37	4/3/2034	12,144	153,379	24,288	460,136
	May 7, 2025	—	29,976	11.63	5/7/2035	22,571	285,072	45,142	855,215

SVETLANA CASTLE	April 3, 2024	2,950	5,898	10.37	4/3/2034	4,607	58,186	9,212	174,521
	May 7, 2025	—	8,244	11.63	5/7/2035	6,207	78,394	12,414	235,183

CHRISTOPHER GRIFFITH	April 3, 2019	6,258	—	16.25	4/3/2029	—	—	—	—
	May 4, 2023	9,836	9,836	4.33	5/4/2033	7,281	91,959	14,562	275,877
	April 3, 2024	4,290	8,580	10.37	4/3/2034	6,700	84,621	13,400	253,863
	May 7, 2025	—	11,991	11.63	5/7/2035	9,028	114,024	18,057	342,090

BROOKE ADLER	September 28, 2021	90,000	—	3.46	9/28/2031	—	—	—	—
	May 27, 2022	72,895	—	1.70	5/27/2032	—	—	—	—
	May 4, 2023	14,902	7,453	4.33	5/4/2033	5,515	69,654	11,031	208,982
	April 3, 2024	3,754	7,507	10.37	4/3/2034	5,863	74,050	11,725	222,130
	May 7, 2025	—	10,492	11.63	5/7/2035	7,900	99,777	15,800	299,331

JAMES GRAY	September 28, 2021	30,000	—	3.46	9/28/2031	—	—	—	—
	April 3, 2024	2,950	5,898	10.37	4/3/2034	4,607	58,186	9,212	174,521
	May 7, 2025	—	8,244	11.63	5/7/2035	6,207	78,394	12,414	235,183

R. DANIEL PEED	May 19, 2025	—	—	—	N/A	5,000	63,150	—	—

(1)
All options issued were issued as part of the 2020 Omnibus Incentive Plan. All grants vest ratably over three years on the anniversary of the grant date.
(2)
All shares granted are related to the performance year prior to the year in which they were granted. All shares issued were issued as part of the 2020 Omnibus Incentive Plan. All grants vest ratably over three years on the anniversary of the grant date.
(3)
Based on market value as of December 31, 2025 of $12.63 per share, which was the closing sale price of a share of our common stock on the last trading day of the year.
(4)
The performance stock units vest ratably over three years beginning on the grant date, subject to the satisfaction of the applicable performance goals.

(5)
Based on market value as of December 31, 2025 of $12.63 per share, which was the closing sale price of a share of our common stock on the last trading day of the year. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on the prior fiscal year's performance which resulted in vesting at 150% of target (which is the maximum performance level).

OPTION EXERCISES AND STOCK VESTED IN 2025

The following table contains information concerning option awards that were exercised by our NEOs and restricted stock that vested in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
B. BRADFORD MARTZ	50,000	517,389	169,196	1,883,084
SVETLANA CASTLE	—	—	9,213	102,080
CHRISTOPHER GRIFFITH	160,446	1,224,392	93,098	1,036,142
BROOKE ADLER	—	—	72,105	802,421
JAMES GRAY	30,000	224,181	22,062	269,117
R. DANIEL PEED	—	—	5,000	55,050

(1)
Represents the gross number of shares vested during 2025. The following number of shares were forfeited by each executive to pay for related taxes during 2024: Mr. Martz - 82,144 shares valued at $914,230, Ms. Castle - 4,012 shares valued at $44,453, Mr. Griffith - 19,544 shares valued at $212,531, Ms. Adler - 22,027 shares valued at $245,128 and Mr. Gray - 7,362 shares valued at $88,886. Mr. Peed, did not forfeit shares for taxes. PSU tranches that were eligible to be earned in fiscal 2024, vesting in 2025, were earned at the maximum 150% target, as described above, under Elements of Executive Compensation - Long Term Incentives.
(2)
Represents the gross number of shares vested multiplied by the closing price of our common stock on the Nasdaq Stock Market on the date of vesting.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2025, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance stock units or other rights to acquire shares of the Company's common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	1,523,436	$4.07	1,014,552
Equity compensation plans not approved by security holders	—	—	—
Total	1,523,436	$4.07	1,014,552

(1)
Includes 251,433 PSUs that were outstanding on December 31, 2024 under the Company's 2020 Omnibus Incentive Plan. The number included for PSUs reflects grant date units awarded and dividend equivalent units (DEUs) distributed on the outstanding PSUs. Assuming maximum payout for PSU grants and DEUs that have not completed the required performance period, the number of securities to be issued would increase by 125,717.
(2)
Only option awards were used in computing the weighted-average exercise price.
(3)
This column includes the number of securities remaining available for issuance under the Company's 2020 Omnibus Incentive Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The information below describes certain compensation and benefits to which our NEOs are entitled in the event their employment is terminated under certain circumstances and/or change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment had occurred on December 31, 2025, given the NEOs' compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Generally, as a condition to receipt of separation entitlements, the NEOs are required to deliver a release of claims in favor of the Company and abide by certain restrictive covenants including confidentiality and non-disclosure, non-solicitation of employees and a non-compete.

TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

As described above, we are a party to employment agreements with each of our NEOs, all of which were entered into prior to December 31, 2025. Under each employment agreement, "cause" generally means (i) any action or omission of the executive which constitutes a material breach of the employment agreement, (ii) willful (only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in the best interests of the Company) failure to perform the duties assigned to the executive by the CEO or the Board; (iii) fraud, breach of fiduciary duty, embezzlement or misappropriation as against the Company, or (iv) the conviction (from which no appeal can be taken) of the executive for any criminal act which is a felony.

Under Messers. Martz, Griffith and Gray and Mmes. Adler and Castle's employment agreements, if we terminate their employment without cause, the executive would be entitled to:

•
payment of all accrued payments in full within the next normal payroll period following termination;
•
severance payments equal to the amount of base salary for a period of twelve months beginning the day after termination payable through normal payroll;
•
any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date, payable in full within the next normal payroll period following termination;
•
if termination occurs prior to the end of any fiscal year, the pro rata annual incentive bonus for such fiscal year in which employment termination occurs for which the executive would have been entitled if employed at the conclusion of the fiscal year determined and paid based on actual performance achieved for the portion of such fiscal year when the executive was employed by the Company, to be paid in full within ninety days following the completion of the fiscal year; and
•
COBRA benefits as provided by law.

Messers. Martz, Griffith and Gray and Mmes. Adler and Castle would receive these same benefits if they were to terminate employment for good reason. “Good reason” generally means: (a) a material reduction in the executive's annual base salary or target bonus opportunity; (b) a material diminution in executive's title, duties or responsibilities; or (c) the Company relocates the executive's principal work location by more than fifty miles from its location as of the date of the employment agreement. Written notice of their decision not to extend their employment term must be provided 90 days prior to termination.

Under the terms of our restricted stock unit and performance stock unit awards, if an NEO is terminated without cause (or if the NEO resigns), then the unvested portion of the award will be immediately forfeited and cancelled by the Company. With respect to options, those options vested as of the termination (or resignation) will remain exercisable until the earlier of three months post-termination or the applicable expiration date. Restricted stock awards will vest in full upon a termination by the Company without cause.

TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON

If any NEO with an employment agreement is terminated for cause (as defined above) or without good reason (as defined above), he or she would be entitled to receive payment of any unpaid base salary accrued through the effective date of termination, as well as any expense reimbursement. The executive would be owed all benefits under any benefit plans (in accordance with the terms of such plans).

Under the terms of our restricted stock unit, performance stock unit and option awards, if an NEO is terminated for Cause, then the outstanding award (whether vested or unvested) shall be forfeited and cancelled by the Company. With respect to restricted stock awards, if the NEO is terminated for cause (or resigns) any unvested restricted shares will be forfeited.

RETIREMENT

"Retirement" generally means termination of employment or service with the Company and its affiliates on or after the date the NEO has both attained age sixty-five (65) and completed ten (10) years of service with the Company and its affiliates; provided that at the time of such termination, no circumstances exist that would constitute cause.

Under the terms of our restricted stock unit, performance stock unit and option awards, if an NEO retires the awards will continue to vest in accordance with the terms of the applicable award notice, subject to compliance with certain restrictive covenants. With respect to vested options, they will remain exercisable through the earlier of five years from the date of retirement or the applicable expiration date. Restricted stock awards will vest in full upon retirement.

TERMINATION DUE TO DEATH OR DISABILITY

If any NEO with an employment agreement is terminated due to death or disability, he (or his estate or legal representatives (as applicable)) would be entitled to receive payment of any unpaid base salary accrued as of the date of termination of employment, reimbursement for expenses incurred, any benefits under any benefit plans (in accordance with the terms of such plans), any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, and if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year) to which the NEO would have been entitled if employed at the conclusion of the fiscal year. In addition, in the case of termination of employment due to the NEO's death, we would continue to provide all benefits applicable to the NEO's family for six months. Any such payments would be made on or before March 15th of the year following death or disability.

Under the terms of our restricted stock unit and performance stock unit awards, if an NEO is terminated due to death or disability, a pro-rata reduction of their awards scheduled to vest on the next vesting date will vest immediately (with the performance stock units vesting at target levels) and the remaining unvested portion being forfeited and cancelled. With respect to our option awards, vested options will remain outstanding until the earlier of three years following the NEO's termination or the applicable expiration date. A pro-rata portion of the unvested options will vest under similar terms to that of the restricted stock units and performance stock units.

CHANGE OF CONTROL

Under the terms of our performance stock units awards, if an NEO is terminated without cause (or if the NEO resigns for good reason) within 24 months following a change of control then (i) if employment is terminated during the year of the change of control, then unvested performance stock units vest at actual levels for the completed portion of the performance period and at target levels for the uncompleted portion of the performance period or (ii) if employment is terminated after the year of the change in control, any unvested performance stock units will vest at target levels. Under the terms of our restricted stock unit awards, if an NEO is terminated without cause (or if the NEO resigns for good reason) within 24 months following the change in control the restricted stock units will immediately vest. Under the terms of our option awards, if an NEO is terminated without cause (or if the NEO resigns for good reason) within 24 months following the change in control, all options shall immediately vest and will remain exercisable until the earlier of three months post-termination or the expiration date.

The table below sets forth the estimated value of the potential payments to each of the NEOs, assuming the employment of each executive was terminated on December 31, 2025. The figures in the table below are based on the employment agreements in effect on December 31, 2025.

	Termination without cause	Termination with cause	Termination due to death	Termination due to disability	Termination due to retirement	Qualifying termination following a change in control
B. BRADFORD MARTZ
Salary continuation (1)	$725,000	$—	$—	$—	$—	$—
Benefits	—	—	17,744	—	—	—
COBRA coverage	—	—	—	—	—	—
Most recent annual incentive bonus	945,000	—	945,000	945,000	—	—
Acceleration of restricted awards and stock options(2)	—	—	1,313,209	1,313,209	—	1,313,209
Continuation of restricted awards and stock options(2)	—	—	—	—	2,345,766	—
SVETLANA CASTLE
Salary continuation (1)	400,000	—	—	—	—	—
Benefits	—	—	11,713	—	—	—
COBRA coverage	—	—	—	—	—	—
Most recent annual incentive bonus	283,500	—	283,500	283,500	—	—
Acceleration of restricted stock awards(2)	—	—	212,330	212,330	—	212,330
Continuation of restricted awards and stock options(2)	—	—	—	—	526,632	—
CHRISTOPHER GRIFFITH
Salary continuation (1)	525,000	—	—	—	—	—
Benefits	—	—	15,561	—	—	—
COBRA coverage	—	—	—	—	—	—
Most recent annual incentive bonus	375,638	—	375,638	375,638	—	—
Acceleration of restricted stock awards(2)	—	—	667,147	667,147	—	667,147
Continuation of restricted awards and stock options(2)	—	—	—	—	1,124,314	—
BROOKE ADLER
Salary continuation (1)	450,000	—	—	—	—	—
Benefits	—	—	12,505	—	—	—
COBRA coverage	—	—	—	—	—	—
Most recent annual incentive bonus	354,375	—	354,375	354,375	—	—
Acceleration of restricted stock awards(2)	—	—	541,674	541,674	—	541,674
Continuation of restricted awards and stock options(2)	—	—	—	—	941,701	—
JAMES GRAY
Salary continuation (1)	400,000	—	—	—	—	—
Benefits	—	—	16,001	—	—	—
COBRA coverage	—	—	—	—	—	—
Most recent annual incentive bonus	283,500	—	283,500	283,500	—	—
Acceleration of restricted stock awards(2)	—	—	212,330	212,330	—	212,330
Continuation of restricted awards and stock options(2)	—	—	—	—	526,632	—

(1) Based on salary increase approved and effective January 1, 2026 for Messrs. Martz, Griffith and Gray and Mmes. Castle and Adler.

(2) Based on a market value as of December 31, 2025 of $12.63 per share, which was the closing sale price of a share of our common stock on such date. Includes vesting of performance shares at 100%. Option values based on market value of each grant as of December 31, 2025.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. In accordance with Item 402(v) of Regulation S-K, the following information includes disclosure about all of our NEOs since our 2021 fiscal year. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation (Comp.) Table Total for PEO (1)	Comp. Actually Paid to PEO (2)(3)	Average Summary Comp. Table Total for Non-PEO NEOs (4)	Average Comp. Actually Paid to Non-PEO NEOs (3)(5)(6)	Total Shareholder Return (TSR)	Peer Group TSR (7)	Net Income (thousands) (8)	Core ROBE (9)
2025	$2,811,555	$2,651,877	$1,138,194	$1,093,627	$255.95	$223.50	$106,837	44.0%
2024	211,150	229,000	1,240,355	2,290,044	262.35	141.43	75,718	57.4%
2023	176,250	215,000	1,230,006	3,738,971	184.41	101.57	309,111	92.2%
2022	161,900	144,700	1,023,150	298,515	20.66	72.87	(469,885)	(66.4)%
2021	180,600	174,600	968,033	939,379	80.07	81.29	(57,919)	(8.3)%

(1) Amounts reported in this column are the amounts of total compensation reported for Mr. B. Bradford Martz (our President & CEO) during 2025 and Mr. Dan Peed (our former CEO and Executive Chairman of the Board) during 2021 through 2024. See the “Executive Compensation – Summary Compensation Table.” for the detail of these amounts for each corresponding year.

(2) Amounts reported in this column represent the amount of “compensation actually paid” to Mr. Martz during 2025 and Mr. Peed during 2021 through 2024, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Martz or Mr. Peed during each applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Martz's 2025 total compensation and Mr. Peed’s 2021 through 2024 total compensation for each year to determine the compensation actually paid:

Year	2025	2024	2023	2022	2021
Summary Compensation Table Total Compensation	$2,811,555	$211,150	$176,250	$161,900	$180,600
Less, value of Equity Awards reported in Summary Compensation Table	1,050,000	61,150	26,250	11,600	29,400
Plus, Year-End Fair Value of Equity Awards Granted in Fiscal Year that are Unvested and Outstanding	1,114,759	67,300	47,300	5,300	21,200
Plus, Change in Fair Value of Prior Year Equity Awards that are Outstanding and Unvested	(112,202)	—	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Equity Awards that Vested this Year	(112,235)	11,700	17,700	(10,900)	2,200
Plus, Dollar Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—	—	—
Less, Prior Year Fair Value of Prior Equity Awards that Failed to Vest this Year	—	—	—	—	—
Total Adjustments	$159,678	$(17,850)	$(38,750)	$17,200	$6,000
Compensation Actually Paid	$2,651,877	$229,000	$215,000	$144,700	$174,600

(3) For the portion of “compensation actually paid” that is based on year-end stock prices, $12.63 was used for 2025, $13.46 was used for 2024, $9.46 was used for 2023, $1.06 was used for 2022 and $4.24 was used for 2021.

(4) Amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Martz during 2025 and Mr. Peed during 2021-2024) in the “Total” column of our Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Christopher Griffith, Brooke Adler, Svetlana Castle and James Gray, (ii) for 2024, B. Bradford Martz, Christopher Griffith, Brooke Adler and Svetlana Castle, (iii) for 2023, B. Bradford Martz, Christopher Griffith and Brooke Adler, (iv) for 2022, B. Bradford Martz, Christopher Griffith, Brooke Adler and Brooke Shirazi, and (v) for 2021, B. Bradford Martz, Christopher Griffith, Scott St. John and Alycia Weigley.

(5) Amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (defined for each year above), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation to determine the compensation actually paid:

Year	2025	2024 (6)	2023	2022	2021
Summary Compensation Table Total Compensation	$1,138,194	$1,240,355	$1,230,006	$1,023,150	$968,033
Less, value of Equity Awards reported in Summary Compensation Table	341,250	437,500	432,667	308,333	361,595
Plus, Year-End Fair Value of Equity Awards Granted in Fiscal Year that are Unvested and Outstanding	362,333	559,343	948,776	159,855	360,452
Plus, Change in Fair Value of Prior Year Equity Awards that are Outstanding and Unvested	(38,401)	447,266	1,635,435	(436,237)	(5,486)
Plus, Change in Fair Value (from prior year-end) of Prior Year Equity Awards that Vested this Year	(27,249)	480,580	393,407	(78,040)	4,527
Plus, Dollar Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—	2,083	9,197
Less, Prior Year Fair Value of Prior Equity Awards that Failed to Vest this Year	—	—	35,986	63,962	35,749
Total Adjustments	$44,567	$(1,049,689)	$(2,508,965)	$724,635	$28,654
Compensation Actually Paid	$1,093,627	$2,290,044	$3,738,971	$298,515	$939,379

(6) It was determined that the "change in fair value (from prior year-end) of prior year equity awards that vested this year" calculated for 2024 did not properly include the value of incremental performance shares issued upon vesting. This has been correct in the current year and is reflected, changing the previously reported compensation actually paid in 2024 to $2,290,044 from $2,120,812. No other years were impacted.

(7) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s peer group for Fiscal Year 2025 as set forth in the Compensation Discussion and Analysis.

(8) Reflects “Net Income” in the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2021 through December 31, 2025.

(9) Company-selected measure is Core Income After-Tax Return on Equity (“Core ROBE”), which is a non-GAAP financial measure that is computed by dividing core income by the Company’s beginning stockholders’ equity for the period. Core income (loss) is computed by adding amortization, net of tax, and current accident year net incurred losses and loss adjustment expenses resulting from named and numbered storms, net of tax, to net income (loss) and subtracting realized gains (losses) on the Company’s investment portfolio, net of tax, and subtracting realized gains (losses) on the Company’s equity securities and income (loss) from discontinued operations. Amortization expense is related to the amortization of intangible assets acquired, including goodwill, through mergers and, therefore, the expense does not arise through normal operations. Investment portfolio gains (losses) and unrealized equity security gains (losses) vary independent of the Company’s operations. Named windstorm expenses are related to losses that arise when hurricanes and tropical storms make landfall in the Company’s geographic regions of coverage. These storms cause loss trends to vary significantly between periods as a result of their frequency of occurrence and severity and can significantly impact net income (loss). 2022 Core ROBE does not contemplate discontinued operations as outlined above.

The Company believes it is useful for investors to evaluate these components both separately and in the aggregate when reviewing the Company's performance. The most directly comparable GAAP measure is net income. Core ROBE should not be considered a substitute for net income and does not reflect the overall profitability of the Company's business.

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our PEOs and other NEOs from 2021 through 2025 to (1) TSR of both the Company and the Company’s peer group, (2) the Company’s net income and (3) the Company’s Core ROBE.

“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, GAAP valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Committee assessed the Company’s performance and our NEOs’ pay each year, see the “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for each applicable year.

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link compensation actually paid to our NEOs, for 2025, to Company performance. Core ROBE and Combined Ratio metrics are used to determine annual incentive compensation payouts while Return on Average Equity is used to determine vesting of our PSUs. For more information on annual incentive compensation and actual payouts, see “Compensation Discussion and Analysis – Elements of Executive Compensation”.

Most important Performance Measures for 2025
Core ROBE
Return on Average Equity
Combined Ratio (1)

(1) Measured by taking the Company's expenses attributable to continuing operations, excluding interest expense, divided by the Company's Net Premiums Earned.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Martz:

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the annual total compensation for all of our associates, excluding our CEO, who were employed by us on December 31, 2025. We included all associates, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for any full-time employees who were employed by us on December 31 but were not employed by us for all of 2025. To determine the median employee, we considered the total annual compensation for each of our associates as gross earnings.

After identifying the median employee based on the process described above, we calculated annual total compensation for the median employee using the same methodology we use for our NEOs as set forth in the 2025 Summary Compensation Table earlier in this Proxy Statement. The total annual compensation calculated for our CEO was $2,853,915 and for our median employee for fiscal 2025 was $174,949. The resulting ratio for our CEO's total annual compensation to the annual compensation of our median employee was 16.31:1.

BENEFICIAL OWNERSHIP

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table provides information, as of March 27, 2026, regarding the number and approximate percentage of shares of our common stock beneficially owned by (i) each of our directors, director nominees and named executive officers and (ii) all of our directors and executive officers as a group. We calculated the approximate percentage of common stock ownership based upon the 48,342,811 shares of our common stock outstanding on March 27, 2026.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Ownership
Directors
Gregory C. Branch(1)	2,297,099	4.8%
Alec L. Poitevint, II(2)	1,559,944	3.2%
Kern M. Davis, M.D.	307,816	*
Michael R. Hogan	361,754	*
William H. Hood, III(3)	983,595	2.0%
Sherrill W. Hudson	203,403	*
Patrick F. Maroney	98,500	*
Kent G. Whittemore(4)	388,885	*
R. Daniel Peed(5)	16,800,173	34.8%

Named Executive Officers
Svetlana Castle	5,201	*
B. Bradford Martz	365,943	*
Brooke Adler	86,486	*
Christopher Griffith	103,022	*
James Gray	195,594	*
Directors and Executive Officers as a Group (15 persons)	23,771,000	49.2%

*Represents less than 1%.

(1)
Reflects 1,724,197 shares directly owned by Mr. Branch, 123,710 shares owned by an LLC, 407,392 shares owned by trusts and 41,800 shares owned by a foundation. Mr. Branch has voting power over the shares owned by the trusts and the foundation.
(2)
Reflects 625,000 shares directly owned by an incorporated company and 568,944 shares owned by an LP. Mr. Poitevint has voting and investment power over the securities held by both. Also, reflects 190,000 shares held directly by Mr. Poitevint, and 176,000 shares owned by family members.
(3)
Reflects 299,564 shares owned directly by Mr. Davis, and 8,252 shares held by family members.
(4)
Reflects 553,503 shares owned by a trust, of which Mr. Hood is the trustee with voting and dispositive control and 369,663 shares owned by an LLC, of which Mr. Hood has voting and investment power over the securities held. Also, reflects 60,429 shares held directly by Mr. Hood.
(5)
Reflects 369,267 shares directly owned by Mr. Whittemore, and 19,618 shares held by family members.
(6)
Reflects 1,981,936 shares directly owned by Mr. Peed, 11,876,563 shares owned by Peed FLP1, Ltd. LLP, and 2,941,674 shares owned by Leah Anneberg Peed. Mr. Peed has voting power over the shares owned by Peed FLP1, Ltd. LLP and Leah Anneberg Peed.

The following table provides information, as of March 27, 2026, regarding the number and approximate percentage of shares of our common stock owned by each person known to us to beneficially own more than 5% of our outstanding shares of common stock. We calculated the approximate percentage of common stock ownership based upon the 48,342,811 shares of our common stock outstanding on March 27, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Ownership
R. Daniel Peed 570 Carillon Parkway, Suite 100 St. Petersburg, FL 33716	13,858,499	28.7%
Leah Anneberg Peed(1) 20402 Hwy 249, Ste. 430 Houston, TX 77070	2,941,674	6.0%
Gregory C. Branch 570 Carillon Parkway, Suite 100 St. Petersburg, FL 33716	2,297,099	4.8%

(1)
This information is derived from a Schedule 13G/A filed by Leah Anneberg Peed on August 8, 2025. According to the Schedule 13G/A, Ms. Peed has the sole power to dispose of or direct the disposition of 2,941,674 shares of common stock and the shared power to vote or direct the vote of 2,941,674 shares of common stock. R. Daniel Peed has voting power over the shares owned by Ms. Peed, and such shares are included as shares beneficially owned by Mr. Peed in the table above.
(2)
Mr. Branch has the sole power to dispose of or direct the disposition of 2,297,099 shares of common stock and the shared power to vote or direct the vote of 2,297,099 shares of common stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, our officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities.

Based solely on our review of such filings and the written representations we received from our directors and officers, we believe that, during the fiscal year ended December 31, 2025, all Section 16(a) reports required to be filed by our directors, officers and greater than 10% beneficial owners were timely filed, with the exception of the following:

One Form 4 filing for Mr. Gray filed on May 27, 2025 reporting one transaction, and one Form 4 filing for each of Mr. Martz, Mr. Gray, Mr. Griffith, Ms. Castle and Ms. Adler filed on January 17, 2025 reporting one transaction each.

POLICIES AND PROCEDURES REGARDING RELATED PERSON TRANSACTIONS

Our Board has adopted a Related Party Transaction Policy & Procedure, which is posted under the "Governance Documents" tab of our website at investors.amcoastal.com. For purposes of our policy:

•
a "related party" means (i) any director, nominee for director or executive officer of the Company; (ii) any beneficial owner of more than 5% of the Company's voting securities; or (iii) an immediate family member of a director, nominee for director, executive officer, or beneficial owner of more than 5% of the Company's voting securities
•
a "related party transaction" means a transaction in which the Company or any of its subsidiaries was, is or is proposed to be a participant and in which any related party has, had or may have a direct or indirect material interest.

The related party, or the director, nominee, or executive officer who is an immediate family member of a related party, must notify our General Counsel of any interests such person had, has or may have in the related party transaction. Certain transactions will generally be deemed pre-approved under our policy, including transactions in the ordinary course of business that do not exceed $120,000 in any fiscal year and executive officer and director compensation arrangements approved by our Compensation and Benefits Committee. Except for certain enumerated pre-approved transactions, our General Counsel (or the Company's CFO, where our General Counsel has an interest in the related party transaction) shall notify our Audit Committee of any proposed related person transactions reported to him or her. The Audit Committee will consider all of the material facts and circumstances available regarding the related party transaction and will ratify, approve or disapprove the related party transaction based on factors it deems appropriate, including, among other factors, the benefits to our Company, the commercial reasonableness of the terms of the related party transaction, and its impact on director independence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2024, we have not been a participant in any related person transaction within the meaning of Item 404(a) of Regulation S-K, other than as follows.

On April 3, 2017, we acquired AmCo through a series of mergers by which the Company issued 20,956,355 shares of our common stock as merger consideration to RDX Holding, LLC, the parent company of AmCo. As a result of the mergers, AmCo became a wholly owned subsidiary of the Company. Each of Michael R. Hogan, R. Daniel Peed, Leah Anneberg Peed, and Peed FLP1, Ltd., L.L.P., a partnership that is wholly owned by Mr. Peed, owned an equity interest in RDX Holding, LLC and, therefore, received shares of our common stock as merger consideration. The approximate dollar value of the mergers was $285,467,139 and the approximate dollar value of merger consideration received by Mr. Hogan and Mr. Peed was $625,317 and $237,556,318, respectively.

In connection with the mergers, we entered into the Stockholders Agreement, which governs Mr. Peed’s ownership of securities of, and investment in, the Company. Notable terms and conditions of the Stockholders Agreement include:

•
the right of Mr. Peed to designate for nomination up to three individuals (subject to adjustment in the event of a change to the size of our Board) to be members of our Board, until the time that Mr. Peed, his affiliates and permitted transferees no longer own (beneficially or of record) voting securities representing 15% of the issued and outstanding voting securities;
•
a provision limiting, subject to certain exceptions, the number of voting securities of the Company voted by Mr. Peed at his discretion to no more than 25% of the total outstanding voting securities until the earlier of the five year anniversary of the closing and the date that Mr. Peed beneficially owns less than 25% of our total outstanding voting securities. Until such time, any shares held by Mr. Peed in excess of 25% of the voting securities of the Company must be voted in proportion with the votes cast by our stockholders other than Mr. Peed and his affiliates;
•
restrictions on Mr. Peed’s ability to transfer, without our Board’s prior written consent and subject to certain exceptions, greater than 25% of his voting securities in the Company until the third anniversary of the closing; and
•
customary “standstill” provisions that prohibit Mr. Peed and his affiliates from taking certain actions, including (subject to certain exceptions) acquiring additional securities, participating in efforts to acquire the Company or any of its subsidiaries, and seeking to elect or remove members of our Board.

We have established written procedures and policies for the review, approval, disapproval or ratification of related person transactions. A related person transaction includes any single or series of transactions, arrangements or relationships in which the Company or any of its subsidiaries was, is or is proposed to be, a participant and in which a related party has, had or may have a direct or indirect material interest. The Company defines a related party as any (i) director, nominee for director or executive officer of the Company; (ii) beneficial owner of more than 5% of ACIC's voting securities; or (iii) immediate family member of a director, executive officer, nominee for director or beneficial owner of more than 5% of ACIC's voting securities.

Under the procedures, directors, nominees for director and executive officers will promptly notify the Company's General Counsel of any interests such person or an immediate family member of such person had, has or may have in a related party transaction. If a director has an interest in the related party transaction, they will not participate in the evaluation of the transaction. The Audit Committee will review the material facts of all related party transactions that require the Audit Committee's approval and either approve, disapprove or ratify such transactions. In assessing a related party transaction, the Audit Committee will consider such factors as it deems relevant and will approve or ratify only those that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

DEADLINE FOR THE SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

If stockholders wish to include a proposal in our proxy statement and form of proxy relating to our 2027 annual meeting, we must receive a written copy of the proposal no later than December 2, 2026. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials. All proposals should be submitted as described in the subsection entitled Contacting the Company.

Pursuant to our Bylaws, stockholder proposals and nominations of directors intended to be presented at an annual meeting of stockholders, but not included in our proxy statement or form of proxy, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Accordingly, any stockholder proposals intended to be presented at the 2027 annual meeting of stockholders of the Company must be received in writing by the Corporate Secretary at the Company's principal executive offices no later than February 25, 2027 and no earlier than January 26, 2027, and comply with the other requirements of our Bylaws. Any proposal submitted before or after those dates will be considered untimely. For shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card, the notice must also include information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act and must be received in writing no later than February 25, 2027, and any nomination submitted after that date will be considered untimely. We encourage stockholders wishing to present such a proposal or nomination to contact us as described in the subsection entitled Contacting the Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for our notices with respect to two or more stockholders sharing the same address by delivering a single notice addressed to those stockholders. This process, known as "householding," reduces costs associated with duplicate printings and mailings and means that we and some brokers will send only one copy of the Notice of our annual report and proxy statement to stockholders who share the same address. Stockholders sharing the same address will continue to receive separate proxy cards.

If you own shares of our common stock in your own name and you want to receive separate copies of the Notice of our annual report and proxy statement in the future, or if you receive multiple copies and want to receive only one copy, contact Equiniti Trust Company, LLC at (800) 937-5449 or 48 Wall Street, Floor 23, New York, NY 10005. If you hold shares of our common stock in street name and you want to receive separate copies of the annual report and proxy statement in the future, or if you receive multiple copies and want to receive only one copy, contact your broker, bank, or other nominee.

OTHER INFORMATION

Notice of our 2025 Annual Report and this Proxy Statement is being mailed to our stockholders. Included in this notice are instructions on how to access both the Annual Report and Proxy Statement. You can also request a copy, free of charge, by contacting us as described in the subsection entitled Contacting the Company. Stockholders can refer to the report for information about us and our performance.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACIC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91327-P42292 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMERICAN COASTAL INSURANCE CORPORATION

The Board of Directors recommends you vote FOR Proposals 1 and 2:

1. Election of Directors

Nominees:

To be elected for terms expiring in 2028:

		For	Against	Abstain
1a.	Alec L. Poitevint, II Class B Nominee	☐	☐	☐
1b.	Kern M. Davis, M.D. Class B Nominee	☐	☐	☐
1c.	William H. Hood, III Class B Nominee	☐	☐	☐
1d.	Patrick F. Maroney Class B Nominee	☐	☐	☐
1e.	Dierdre A. Brown Class B Nominee	☐	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

come before

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V91328-P42292

AMERICAN COASTAL INSURANCE CORPORATION
Annual Meeting of Stockholders
May 26, 2026 1:00 p.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN COASTAL INSURANCE CORPORATION

The undersigned hereby appoints B. Bradford Martz and Brooke Adler, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of American Coastal Insurance Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholder(s) of the Company to be held May 26, 2026 or any adjournment thereof, with all power which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)